Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Confidential

Execution Version

OPTION AND LICENSE AGREEMENT

Between

ZYMEWORKS INC.

and

ATRECA, INC.

April 4, 2022

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

Confidential

Execution Version

OPTION AND LICENSE AGREEMENT

This OPTION AND LICENSE AGREEMENT (the “Agreement”) is effective as of April 4, 2022 (the “Effective Date”), by and between Atreca, Inc., a Delaware corporation, having an address 835 Industrial Road, Suite 400, San Carlos, California 94070 USA (“Atreca”) and Zymeworks Inc., a corporation organized and existing under the laws of British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”). Zymeworks and Atreca are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND

A.Zymeworks controls a proprietary conjugation, linker, and cytotoxic payload platform, which is known as ZymeLink™, for developing pharmaceutical drug-conjugate products.

B.Atreca controls proprietary antibody-based oncology therapeutics, generated via its discovery platform, and is interested in developing and commercializing certain of such proprietary antibodies as antibody-drug conjugate products.

C.Atreca desires to receive an option to obtain certain licenses under certain intellectual property controlled by Zymeworks to develop and commercialize Licensed Products (as defined below), and Zymeworks is willing to grant such rights.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 and elsewhere in this Agreement, whether used in the singular or plural, shall have the meanings specified.

1.1“Accounting Standards” means with respect to a Party, the United States Generally Accepted Accounting Principles (“GAAP”) or International Financial Reporting Standards (“IFRS”), as such Party uses for its financial reporting obligations, consistently applied.

1.2“Acquiring Entity” means a Third Party (a) that acquires in one transaction or a series of related transactions, direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of Zymeworks (or an Affiliate of Zymeworks prior to such transaction), (b) that merges or consolidates with Zymeworks (or an Affiliate of Zymeworks prior to such transaction) such that such Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) to which Zymeworks transfers all or substantially all of Zymeworks’ assets to which this Agreement pertains in one transaction or a series of related transactions.

1.3“Affiliate” means with respect to either Party, any Person controlling, controlled by or under common control with such Party, for so long as such control exists. For purposes of this Section 1.3 only, “control” means (i) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity or (ii) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.4“Annual Net Sales” means all Net Sales of the applicable Licensed Product throughout the Territory during a Calendar Year.

1.5“Antibody” means an antibody that (a) is owned or otherwise controlled by Atreca or its Affiliates as of the Effective Date or during the Term of the Agreement, and (b) incorporates a Sequence.

1.6“Antibody Improvement” means any Invention that is an improvement to the composition of one or more Antibodies (including, subject to Section 2.1.2(b), the Sequence contained therein) or to methods of making or using such Antibodies, which improvement does not incorporate or require the practice of the Zymeworks Platform.

1.7“Applicable Laws” means all federal, state, local, national and supra-national laws, statutes, rules regulations and ordinances, including any rules, regulations, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.8“[***]

1.9“Back-up Sequence” means a Sequence that is selected by Atreca to be a Back-up Sequence in accordance with Section 3.1.3, and is determined to be available in accordance with Section 3.2. Each Back-up Sequence shall be Directed To the same Target as the Lead Sequence for which it is a back-up.

1.10“BLA” means a Biologics License Application filed pursuant to the requirements of the FDA under Section 351(k) of the PHS Act and 12 C.F.R., Section 601.2, to obtain regulatory approval for a Licensed Product in the United States, or the equivalent application or filing in another country or jurisdiction (as applicable).

1.11“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in Vancouver, Canada or San Francisco, California, U.S.A. are authorized or required by Applicable Law to remain closed.

1.12“Calendar Quarter” means any respective period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of any Calendar Year, except that the first Calendar Quarter will commence on the Effective Date and the last Calendar Quarter will end upon the end of the Term.

1.13“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31, except that the first Calendar Year will commence on the Effective Date and the last Calendar Year will end upon the end of the Term.

1.14“Candidate Selection” means, with respect to a given Research Product, the stage at which Atreca has generated proof of concept data and results pertaining to the use of such Research Product to treat a particular Indication from (a) [***] agreed by the Parties; (b) [***] agreed by the Parties; and (c) such other additional pre-clinical or clinical studies and activities agreed by the Parties, and, based on such data and results, [***]; provided that, if Atreca initiates [***] for such Research Product, Candidate Selection shall be deemed to have occurred, regardless of whether such Research Product is part of a Collaboration Program.

1.15“Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, or any post-approval human clinical trial, as applicable.

1.16“Commercially Reasonable Efforts” means the efforts and resources [***] with respect to a potential or actual product with similar commercial potential and at a similar stage in its research, development or commercial life as the relevant Research Product(s) or Licensed Product(s), taking into account, without limitation, with respect to such Research Product or Licensed Product(s), [***].

1.17“Completion of [***]” means, with respect to a given Research Product or Licensed Product, as applicable, the stage at which Atreca has generated proof of concept data and results pertaining to the use of such Research Product or Licensed Product, as applicable, in treatment of one or more Indication(s) on the basis of data and results arising from (a) [***], and (b) such other additional pre-clinical or clinical studies and activities as agreed by the Parties to be necessary to support [***] for such Research Product or Licensed Product; provided that upon the earlier of (i) generation by or on behalf of Atreca or any of its Affiliates of [***] designed to support [***] for such Research Product or Licensed Product; and (ii) [***] for such Research Product or Licensed Product, Completion of [***] shall be deemed to have occurred.

1.18“Confidential Information” means all proprietary information and Know-How that is generated by or on behalf of a Party under this Agreement or the MTA, or that one Party or any of its Affiliates or contractors has provided or otherwise made available to the other Party, whether made available orally, in writing, or in electronic form, including (a) such information or Know-How comprising or relating to concepts, discoveries, Inventions, data, designs or formulae arising from this Agreement, and (b) any unpublished patent applications disclosed hereunder. Notwithstanding anything to the contrary herein, (i) all Know-How comprising the Zymeworks Platform or Zymeworks Platform Improvements are the Confidential Information of Zymeworks; (ii) all Know-How comprising the Antibody, Antibody Improvements and Conjugate IP are the Confidential Information of Atreca; and (iii) the existence and terms of this Agreement constitute Confidential Information of both Parties.

1.19“Conjugate” means an antibody conjugate comprising an Antibody conjugated to a Linker-Cytotoxin.

1.20“Conjugate IP” means any and all Inventions that comprise (a) [***], of any Conjugate that [***], or (b) [***] of such Conjugate. For clarity, [***].

1.21“Conjugate Patent Right” means, subject to Section 7.2.3, any Patent Right [***] to any Conjugate IP. For clarity, [***].

1.22“Control” or “Controlled” means, with respect to any material, Know-How, or intellectual property right (including Patent Rights), that Zymeworks owns or has a license to such material, Know-How, or intellectual property right and in each case, has the power to grant to Atreca access, a license, or a sublicense (as applicable) to such material, Know-How, or intellectual property right on the terms and conditions set forth in this Agreement without violating any of Zymeworks’ obligations to a Third Party, or subjecting Zymeworks to any additional fee or charge (other than any fee or charge payable pursuant to any agreement or arrangement existing as of the Effective Date). Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by Zymeworks: (a) any materials, Know-How or intellectual property right owned or licensed by any Acquiring Entity immediately prior to the effective date of the merger, consolidation or transfer making such Third Party an Acquiring Entity (except to the extent such Third Party had granted to or received from Zymeworks or any of its Affiliates rights to such materials, Know-How or intellectual property rights prior to the effective date of the merger, consolidation or transfer making such Third Party an Acquiring Entity), or (b) any materials, Know-How or intellectual property right that any Acquiring Entity subsequently develops without accessing or practicing the Zymeworks Platform or any Zymeworks Intellectual Property.

1.23“Covered” means, with respect to a Licensed Product and Patent Rights in a particular country, that the manufacture, use, offer for sale, sale or importation of such Licensed Product in such country would, but for the licenses granted herein, infringe such Patent Rights (or, in the case of a pending patent application, would infringe if such patent application were to issue as a patent). “Cover” and “Covering” have correlative meanings.

1.24“Directed To” means, (a) with regard to a Sequence, that such Sequence binds directly to a Target; and (b) with regard to an Antibody, that such Antibody binds directly to a Target and exerts diagnostic, prophylactic or therapeutic activity as a result of such binding or modifies the profile (e.g., pharmacokinetics, tissue penetration and distribution) of the Antibody as a result of such binding. When required grammatically, the defined term “Directed To” may be separated and shall have the same meaning set forth above; e.g., when discussing Targets To which an Antibody is Directed.

1.25“Europe” means the European Union and the United Kingdom.

1.26“European Union” means the European Union as it exists as of the Effective Date, together with any countries or territories that subsequently join the European Union. For clarity, any countries or territories that exit the European Union after the Effective Date shall remain part of the European Union for purposes of this Agreement. As of the Effective Date, the European Union includes the following countries: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia,

Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, and Sweden.

1.27“Exploit” means to research, develop, make, have made, use, offer to sell, sell, import, export, commercialize or otherwise exploit. “Exploitation” and “Exploiting” will be construed accordingly.

1.28“FDA” means the United States Food and Drug Administration and any successor thereto.

1.29“Field” means therapeutic, prophylactic and diagnostic uses for all human and non-human indications, including all oncology indications.

1.30“First Commercial Sale” means, with respect to a Licensed Product in any country in the Territory, the first sale, transfer or disposition for value or for end use or consumption of such Licensed Product in such country after Regulatory Approval has been received in such country. [***].

1.31“Generic Product” means, with respect to a Licensed Product in a particular country, any pharmaceutical or biologic product sold by a Third Party (that is not a Sublicensee of, or otherwise licensed, supplied or authorized by, Atreca or its Affiliates) that (a) obtained Regulatory Approval that (i) is based upon or relied on the Regulatory Approval for such Licensed Product in such country (or that relied on data submitted by Atreca or its Affiliates or Sublicensees in connection with the Regulatory Approval for such Licensed Product in such country) or (ii) is otherwise granted by a Regulatory Authority pursuant to an expedited or abbreviated approval process that is based upon the Regulatory Approval for such Licensed Product in such country, or (b) is biosimilar, bioequivalent or interchangeable to such Licensed Product (including a product that is the subject of an application submitted under Section 351(k) of the Public Health Service Act in the United States or under Article 10(4) of Directive 2001/83/EC in the European Union or any member state thereof, in each case citing such Licensed Product as the reference product).

1.32“GLP” means all applicable good laboratory practice standards, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Law in the relevant country in the Territory, as applicable, each as may be amended and applicable from time to time.

1.33“GMP” means all applicable good manufacturing practice standards, as set forth in the then-current good manufacturing practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 210, 211 and 600, and the equivalent Applicable Law in the relevant country in the Territory, as applicable, each as may be amended and applicable from time to time.

1.34“IND” means an investigational new drug application filed, or to be filed, with the FDA pursuant to 21 C.F.R. Part 312 or any comparable filings outside of the U.S. required to commence human clinical trials in such country, and any and all supplements or amendments that may be filed with respect to the foregoing.

1.35“Indication” means a distinct human disease or condition and all of its associated signs, symptoms, stages or progression (including precursor conditions), in each case (a) for which a separate BLA is filed or (b) that is the subject of a Clinical Trial where it is intended that the data from such Clinical Trial (if successful) will be used to support Regulatory Approval that is intended to result in distinct labeling in the indications section of the approved labeling for a product in a disease or condition that is separate and distinct from another disease or condition. For clarity, any extension or modification of the approved labeling for a product with respect to [***], shall not be deemed to be separate “Indications” for the purposes of this Agreement except to the extent that [***] for such product for [***] of a disease or condition than the [***] for which Regulatory Approval was previously obtained with respect to such disease or condition, in which case such [***] shall be deemed a separate “Indication” than the Indication for which the initial Regulatory Approval for such product was obtained.

1.36“Initiation” means, with respect to a Clinical Trial, the first dosing of the first subject in such Clinical Trial. “Initiate” has a correlative meaning.

1.37“Invention” means any Know-How, composition of matter, article of manufacture or other subject matter, whether patentable or not, that (a) is conceived or reduced to practice under and as a result of any work performed under or in connection with this Agreement, including any work performed pursuant to the Research Program or (b) constitutes Biologics or Research Results (as each such term is defined in the MTA) under the MTA. “Invent” or “Invented” has a correlative meaning.

1.38“Joint Invention” means any Invention conceived or reduced to practice jointly by one or more employees of Atreca or its Affiliate or a Third Party acting under authority of Atreca or its Affiliate, on the one hand, and one or more employees of Zymeworks or its Affiliate or a Third Party acting under authority of Zymeworks or its Affiliate, on the other hand. For clarity, Joint Inventions exclude Zymeworks Platform Improvements and Antibody Improvements.

1.39“Joint Patent Rights” means all Patent Rights claiming a Joint Invention.

1.40“Know-How” means all technical information, know-how, data, inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data relevant to any of the foregoing. For clarity, Know-How excludes Patent Rights and materials.

1.41“Lead Sequence” means a Sequence that is selected by Atreca to be a Lead Sequence in accordance with Section 3.1.2 and is determined to be available in accordance with Section 3.2.

1.42“Licensed Product” means any pharmaceutical product, in any dosage form, formulation, presentation or package configuration that comprises a Conjugate that (a) includes an Antibody that (i) incorporates a Lead Sequence or a Back-up Sequence, and (ii) is conjugated to the corresponding Selected Linker-Cytotoxin, and (b) arises from a Collaboration Program with respect to which a Commercial License has become effective as provided in Section 2.1.2, whether alone or in combination with other active ingredients. [***].

1.43“Linker-Cytotoxin” means Zymeworks’ proprietary ZymeLink™ (a) [***] auristatin drug-linker known as [***], (b) [***] hemiasterlin drug-linker known as [***], or (c) [***]. For clarity, the [***] described in subsection (c) above shall not include any [***].

1.44“MTA” means that certain Materials Transfer Agreement by and between the Parties, [***].

1.45“Net Sales” means the world-wide gross amount invoiced by Atreca or its Related Parties (each, a “Seller”) for sales or other transfers of a given Licensed Product to a Third Party, less the following deductions to the extent incurred, allowed, paid, accrued or otherwise specifically allocated to the sale of the relevant unit of such Licensed Product (if not already deducted from the amount invoiced), including estimated amounts periodically reconciled to actual charges for the applicable period:

1.45.1[***];

1.45.2[***];

1.45.3[***];

1.45.4[***];

1.45.5[***];

1.45.6[***]; and

1.45.7[***].

Net Sales exclude sales or transfers [***]. All the foregoing elements of Net Sales calculations shall be determined from the books and records of a Seller maintained in accordance with Accounting Standards, or in the case of a Sublicensee of Atreca, such similar accounting principles, consistently applied.

Each of the foregoing deductions shall be deducted from the gross amount to arrive at revenue as reported by Seller, in accordance with applicable Accounting Standards on a basis consistent with a Seller’s audited consolidated financial statements. [***] shall be fairly and equitably allocated to such Licensed Product and other product(s) of Atreca and its Related Parties such that such Licensed Product does not bear a disproportionate portion of such deductions. In the case of any sale or other disposal of a Licensed Product or part thereof [***], Net Sales shall be calculated as above [***] on such Licensed Product, whichever is greater. Notwithstanding anything to the contrary, sales and disposals of a Licensed Product [***] shall not be included in the calculation of Net Sales.

If a Licensed Product is sold as a component of a combination or bundled product that consists of such Licensed Product together with one or more separate molecules containing other

[***] (such [***] “Other Products”), whether packaged or formulated together for sale or shipment as a single unit, sold for a single price or packaged separately but sold for a single price and labeled for use as a single unit (a “Combination”) in a country in a [***], Net Sales for the purposes of determining milestone and royalty payments hereunder, shall be [***].

If the average per unit sale price of such Licensed Product in such country in such [***] can be determined but the average per unit sale price of the Other Product(s) included in the Combination in such country in such [***] cannot be determined, Net Sales for purposes of determining milestone and royalty payments shall be [***].

If the average per unit sale price of the Other Product(s) included in the Combination in such country in such [***] can be determined but the average per unit sale price of such Licensed Product in the Combination in such country in such [***] cannot be determined, Net Sales for purposes of determining milestone and royalty payments shall be [***].

If such average per unit sale price cannot be determined for either such Licensed Product or the Other Product(s) included in the Combination in such country in such [***], then Net Sales for the purposes of determining milestone and royalty payments shall be [***].

1.46“Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, in each case, in any country.

1.47“Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.48“Phase I Clinical Trial” means a study in humans which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(a) or its foreign equivalents.

1.49“Phase II Clinical Trial” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial or to file for accelerated approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(b) or its foreign equivalents.

1.50“Phase III Clinical Trial” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file for Regulatory Approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(c) or its foreign equivalents.

1.51“Registrational Trial” means the earlier to occur of: (a) a Phase III Clinical Trial or (b) any other Clinical Trial of a Licensed Product for which the applicable Regulatory Authority has agreed in writing, whether before Initiation of such Clinical Trial (e.g., pursuant to a written agreement with or written statement from the FDA or the EMA on a ‘Special Protocol Assessment’ or equivalent or other written minutes issued by the FDA or EMA) or after Initiation of such Clinical Trial (e.g., based on an interim data analysis), is sufficient to form the primary basis for Regulatory Approval. If a Clinical Trial is determined in writing by the applicable Regulatory Authority, after review of the efficacy and safety data from a Phase II Clinical Trial for the Licensed Product, to be sufficient to form the primary basis for Regulatory Approval (i.e. Clinical Trial constitutes a Registrational Trial) without the need for a Phase III Clinical Trial(s) prior to submission, then, for purposes of the Development and Regulatory Milestone Payment, the Initiation of such Registrational Trial will be deemed to occur on the date of such written determination by the applicable Regulatory Authority.

1.52“Regulatory Approval” means, with respect to a product in a country or jurisdiction, all approvals from the relevant Regulatory Authority necessary to initiate marketing and selling of such product (including a Licensed Product) in such country or jurisdiction.

1.53“Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical product (including a Licensed Product), which may include the authority to grant the required reimbursement and pricing approvals for such sale.

1.54“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, other than a Patent Right, including exclusivity for an approved BLA, new clinical data exclusivity, orphan drug exclusivity, pediatric exclusivity, or rights similar thereto in other countries or jurisdictions.

1.55“Regulatory Filing” means all applications, filings, submissions, approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations) or waivers with respect to the testing, research, development, registration, manufacture (including formulation), use, storage, import, export, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of a product made to or received from any Regulatory Authority in a given country or jurisdiction, including INDs.

1.56“Related Party” means each Party, its Affiliates, and their respective Sublicensees (which term excludes any Third Parties to the extent functioning as distributors), as applicable. In no event shall Zymeworks be a Related Party with respect to Atreca or Atreca be a Related Party with respect to Zymeworks.

1.57“Research Product” means any pharmaceutical product that comprises a Conjugate discovered, identified or made in the performance of the Research Program or [***].

1.58“Research Program” means, collectively, the program conducted by or on behalf of Atreca during the Research Program Term to research and develop Conjugates in order to identify and select (a) one (1) Lead Sequence and corresponding Selected Linker-Cytotoxin for each Collaboration Program, and (b) up to two (2) Back-up Sequence(s) to each Lead Sequence for each Collaboration Program, in each case, ((a) and (b)), for an aggregate of up to three (3) Collaboration Programs, as further described in Section 4.1.

1.59“Research Program Term” means the period commencing on the Effective Date and, unless terminated earlier in accordance with Article 10, or extended by mutual written agreement of the Parties or in accordance with Section 3.4 or Section 14.5, expiring on the second (2nd) anniversary of the Effective Date, provided that the Research Program Term shall automatically expire with respect to a Research Product (and any other Research Products incorporating the same Sequence) on [***] for such Research Product. For clarity, if extended by Atreca in accordance with Section 3.4, the Research Program Term shall expire on the third (3rd) anniversary of the Effective Date.

1.60“Royalty-Bearing Conjugate Patent Right” means any Conjugate Patent Right that (a) claims Conjugate IP that is Invented, [***] and (b) is assigned to Atreca pursuant to Section 7.1.4.

1.61“Selected Linker-Cytotoxin” means, with respect to a Lead Sequence, the Linker-Cytotoxin that is selected by Atreca, in accordance with Section 3.1.2, to be the Linker-Cytotoxin to be conjugated with Antibodies incorporating such Lead Sequence or either Back-up Sequence for a Collaboration Program.

1.62“Sequence” means an antibody amino acid sequence that encodes a molecule with [***], and which is intended to be Directed To [***].

1.63“Sublicensee” means a Third Party to whom Atreca or its Affiliate grants a sublicense under the Commercial License to develop, manufacture or commercialize Licensed Products, excluding any Third Parties to the extent functioning as distributors.

1.64“Target” means [***].

1.65“Territory” means worldwide.

1.66“Third Party” means any Person other than Atreca or Zymeworks or an Affiliate of Atreca or Zymeworks.

1.67“United States” or “US” means the United States of America and its territories and possessions.

1.68“USD” and “$” mean United States dollars.

1.69“Valid Patent Claim” means, with respect to a Licensed Product, any claim of (a) an issued and unexpired patent or (b) a pending patent application, in each case [***]; provided that, in the case of (a), such claim has not been abandoned, revoked or held unenforceable, invalid or unpatentable by a court or other government body of competent jurisdiction with no further possibility of appeal and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise. A claim within a pending patent application that has been pending issuance for more than [***] from the date of filing of the earliest priority patent application to which such pending patent application is entitled shall not be a Valid Patent Claim, unless and until it issues.

1.70“Zymeworks Intellectual Property” means the Zymeworks Patent Rights and the Zymeworks Know-How.

1.71“Zymeworks Know-How” means all Know-How that: (a) is Controlled by Zymeworks or its Affiliates as of the Effective Date or during the Term, and (b) is necessary or reasonably useful for the use of the Zymeworks Platform for researching, developing, manufacturing, using, offering for sale, selling, importing or otherwise Exploiting a Licensed Product or, solely during the Research Program Term, researching, developing, manufacturing, using, or importing the Research Products. For clarity, the Zymeworks Know-How includes Zymeworks’ interest in any such Inventions that are Invented, solely or jointly (including with Atreca, its Affiliates or Collaborators), by employees of Zymeworks or by persons contractually required to assign such Inventions to Zymeworks.

1.72“Zymeworks Patent Rights” means all Patent Rights (including any Patent Rights claiming any Zymeworks Platform Improvements) that are Controlled by Zymeworks or its Affiliates as of the Effective Date or during the Term that:

1.72.1claim any method in the Zymeworks Platform that is useful for the [***] of (a) any Research Product solely during the Research Program Term, or (b) any Licensed Product;

1.72.2claim any Linker-Cytotoxin or any component thereof (including the composition of matter or method of making or using such Linker-Cytotoxin or component thereof) contained in (a) any Research Product solely during the Research Program Term, or (b) any Licensed Product; or

1.72.3are otherwise necessary or reasonably useful for the research, development, manufacture, use, offer for sale, sale, importation or other Exploitation of [***] (i) any Research Product solely during the Research Program Term, or (ii) any Licensed Product;

in each case (Section 1.72.2–1.72.3), either alone or as part of a Licensed Product (and, solely during the Research Program Term, the Research Products); or

1.72.4[***].

For clarity, the Zymeworks Patent Rights include (a) the Patent Rights listed in Exhibit 1.72 and any patent or patent application claiming priority to such Patent Rights, and (b) Zymeworks’ interest in any such Joint Patent Rights and Conjugate Patent Rights Controlled by Zymeworks. Notwithstanding the foregoing (including Section 1.72.4), Zymeworks Patent Rights shall not include any patents or patent applications that claim [***], other than any such patents or patent applications that claim or cover [***].

1.73“Zymeworks Platform” means (a) the Linker-Cytotoxins and (b) any methods for conjugating a Linker-Cytotoxin to a peptide, protein or antibody that are claimed in (i) the Zymeworks Patent Rights listed in Exhibit 1.72, as may be amended from time to time by Zymeworks, or (ii) any patent or patent application claiming priority to such Zymeworks Patent Rights.

1.74“Zymeworks Platform Improvements” means any Invention that is an improvement or modification to, or derivative of, (a) the Linker-Cytotoxins, which does not incorporate an Antibody, or (b) methods of conjugating Linker-Cytotoxins to antibodies that are claimed or disclosed in the Zymeworks Patent Rights listed in Exhibit 1.72 (or any patent or patent application claiming priority to such Zymeworks Patent Rights).

1.75Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below.

Definition	Section	Definition	Section
Accounting Firm	6.4.2(a)	Development and Regulatory Milestone Payment	5.1.3(a)
Agreement Payments	6.3.1	Dispute	14.4.1
Anti-Corruption Laws	12.6.1	Excluded Claim	14.4.5
Applicable Infringement	7.3.1	Force Majeure Event	14.5
Atreca Indemnified Party	13.1	Gatekeeper	3.2.1
Atreca Option	2.1.2(a)	Indemnified Party	13.3.1
Atreca Prosecuted Patent Rights	7.2.3	Indemnifying Party	13.3.1
Audited Party	6.4.2(a)	Indirect Taxes	6.3.2
Auditing Party	6.4.2(a)	Infringing Product	7.3.1
CDA	14.13	ISC	4.1.3
CMO	4.4.3	Licensed Product Royalty	5.1.4(a)
Code	11.4	Losses	13.1
Collaboration Program	3.1.2	Nomination Notice	3.1.4
Collaborator	2.1.1	Notice of Dispute	14.4.1
Combination	1.45	Option Exercise Fee	5.1.2
Commercial License	2.1.2(b)	Pool	3.1.1
Commercial License Effective Date	2.1.2(b)(i)	Relevant Conjugate Infringement	7.3.3(b)
Commercialization Milestone Event	5.1.3(b)	Replacement Linker-Cytotoxin	3.3
Commercialization Milestone Payment	5.1.3(b)	Replacement Period	3.3
Controlling Party	7.3.4	Replacement Sequence	3.3
Development and Regulatory Milestone Event	5.1.3(a)	Research License	2.1.1
		Royalty Floor	5.1.4(f)
		Royalty Term	5.1.4(b)
		Rules	14.4.1
		SEC	9.2.2

Definition	Section	Definition	Section
Supply Agreement	4.4.3	Withholding Tax Action	6.3.1
Taxes	6.3.1	Zymeworks Indemnified Party	13.2
Term	10.1.1	Zymeworks Prosecuted Patent Rights	7.2.2
Terminated Product(s)	11.1.5
Third Party Claims	13.1

1.76Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or calendar year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (g) “antibody” shall refer to antibodies, antibody analogues or antigen-binding fragments thereof, including Fc or Fab fragments, single chain antibodies, domain antibodies, and bispecific or multi-specific antibodies; (h) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (i) words of any gender include the other gender; (j) words using the singular or plural number also include the plural or singular number, respectively; (k) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (l) neither Party or its Affiliates shall be deemed to be acting “under authority of” the other Party.

ARTICLE 2

GRANT OF LICENSES AND OPTIONS

2.1Licenses and Rights to Atreca.

2.1.1Research License. Subject to the terms and conditions of this Agreement, Zymeworks hereby grants to Atreca a non-exclusive, non-transferable (except in accordance with Section 14.1), sublicensable (solely to the extent set forth in this Section 2.1.1), worldwide, royalty-free, research and development license under the Zymeworks Intellectual Property (including, for clarity, any Know-How generated under the MTA that would constitute Zymeworks Intellectual Property), solely to perform preclinical research and development of Research Products under the Research Program during the Research Program Term (the

“Research License”). The Research License shall include the right to grant sublicenses to (a) Atreca’s Affiliates, (b) contract research organizations and fee-for-service providers to the extent necessary or reasonably useful to have activities performed under the Research Program on Atreca’s behalf or (c) bona fide existing or future Third Party commercial or non-commercial collaborators or partners of Atreca (each, a “Collaborator”) [***], provided that Atreca retains [***]. Notwithstanding the foregoing, Atreca shall (i) notify Zymeworks promptly after any Third Party is so authorized, which notice shall identify [***], and (ii) be and remain responsible to Zymeworks for the compliance of each such Affiliate and sublicensee with the applicable terms and conditions hereunder. For clarity, the Research License does not include the right to conduct clinical research (including any Clinical Trials) with respect to any Research Products or to sell or otherwise commercialize Research Products or other products incorporating the Zymeworks Platform. Upon the expiration or termination of the Research Program Term, the Research License shall terminate and Atreca and its Affiliates and sublicensees shall cease all use of the Zymeworks Intellectual Property, Zymeworks Platform, Research Products and Conjugates (and any other antibodies conjugated with the Zymeworks Platform) except as permitted under any Commercial License having a Commercial License Effective Date on or before such expiration or termination and still in effect. For clarity, the Research License does not include the right [***] in any country with respect to any Research Product.

2.1.2Commercial License.

(a)Subject to the terms and conditions of this Agreement, Zymeworks hereby grants to Atreca, on a Collaboration Program-by-Collaboration Program basis, an exclusive option (“Atreca Option”) to obtain an exclusive (even as to Zymeworks and its Affiliates, but subject to Zymeworks’ exclusive right to manufacture Selected Linker-Cytotoxins in accordance with Section 4.4.3), transferable (solely in accordance with Section 14.1), sublicensable (solely in accordance with Section 2.1.4) license under the Zymeworks Intellectual Property to research, develop, make, have made, use, offer to sell, sell, import and otherwise Exploit pharmaceutical products that comprise any Conjugate that includes an Antibody that (i) incorporates a Lead Sequence or a Back-up Sequence, and (ii) is conjugated to the corresponding Selected Linker-Cytotoxin, in the Field and in the Territory. The Atreca Option shall be effective solely during the Research Program Term and may be exercised, during such period, with respect to up to three (3) Collaboration Programs (including the Back-up Sequences therefor) in accordance with Section 2.1.2(b).

(b)Subject to the terms and conditions of this Agreement and effective, on a Collaboration Program-by-Collaboration Program basis, upon the date Atreca exercises the Atreca Option with respect to such Collaboration Program in accordance with Section 2.1.2(b)(i), Zymeworks hereby grants to Atreca an exclusive (even as to Zymeworks and its Affiliates, but subject to Zymeworks’ exclusive right to manufacture Selected Linker-Cytotoxins in accordance with Section 4.4.3), transferable (solely in accordance with Section 14.1), sublicensable (solely in accordance with Section 2.1.4) license under the Zymeworks Intellectual Property to research, develop, make, have made, use, offer to sell, sell, import and otherwise Exploit Licensed Products in the Field in the Territory (such license, the “Commercial License”). For clarity, the rights granted to Atreca by Zymeworks under each Commercial License shall include the rights for Atreca to (I) Exploit Licensed Products that comprise any Conjugate that includes an Antibody that (x) incorporates a Lead Sequence or a Back-up Sequence from the applicable Collaboration

Program, and (y) is conjugated to the corresponding Selected Linker-Cytotoxin, (II) [***], but shall exclude any right for Atreca to [***], and (III) [***], if applicable after the Commercial License Effective Date as provided in Section 3.3. The Commercial License shall become effective, on a Collaboration Program-by-Collaboration Program basis, with respect to up to three (3) Collaboration Programs, on the Commercial License Effective Date for each such Collaboration Programs as follows:

(i)Following the designation of the Lead Sequence and the Selected Linker-Cytotoxin pursuant to Section 3.1.2 with respect to a Collaboration Program, Atreca shall have the right, at any time on or before the last day of the Research Program Term, to exercise the Atreca Option with respect to such Collaboration Program by providing written notice of such exercise to Zymeworks, and the Commercial License shall become effective automatically with respect to such Collaboration Program as of the date of such notice (such date, for each such Collaboration Program, the “Commercial License Effective Date”), subject to payment of the applicable Option Exercise Fee in accordance with Section 5.1.2. Upon expiration of the Research Program Term, Atreca shall have no further right to exercise the Atreca Option with respect to any Collaboration Program. If the Research Program Term expires at the second (2nd) anniversary of the Effective Date, and Atreca has not elected to extend the Research Program Term in accordance with Section 3.4, then, any Sequences that Atreca has nominated to be a Lead Sequence pursuant to Section 3.1.2 or a Back-up Sequence pursuant to Section 3.1.3, but for which it has not exercised the Atreca Option, shall immediately cease to be a Lead Sequence or Back-up Sequence, as applicable, and Atreca shall have no further rights hereunder with respect to such Sequences and shall cease all use of Conjugates that include an Antibody that incorporates such Sequence(s).

(ii)To the extent Atreca selects a Lead Sequence or Back-up Sequence during the Research Program Term, Zymeworks shall not [***] in each case ((A) or (B)) that would conflict or be inconsistent with the Atreca Option, or with Zymeworks’ ability to grant any Commercial License to Atreca.

2.1.3Right of Reference. Subject to the terms and conditions of this Agreement, on a Collaboration Program-by-Collaboration Program basis, commencing on the applicable Commercial License Effective Date for such Collaboration Program, Zymeworks hereby grants to Atreca a right of reference (as defined in 21 C.F.R. §314.3(b) or foreign equivalents thereto), with the right to grant multiple tiers of further rights of reference solely to Atreca’s Affiliates or Sublicensees, in and to all Regulatory Filings (including any Regulatory Approvals) Controlled by Zymeworks or any of its Affiliates that [***] to the extent necessary to prepare, obtain or maintain any Regulatory Approval of Licensed Products arising from such Collaboration Program in accordance with this Agreement for the sole purpose of preparing, obtaining and maintaining Regulatory Approval of such Licensed Products in the Field and in the Territory.

2.1.4Sublicenses. The Commercial License includes the right to grant sublicenses (including to Affiliates and Third Parties) through multiple tiers, provided that each sublicense granted by Atreca shall be consistent with the terms and conditions of this Agreement. Atreca shall (a) for all such sublicenses to Third Parties (other than to an entity acting on behalf of Atreca as a contract research or manufacturing organization) provide Zymeworks with prompt notice of any such sublicenses that it grants, [***]; and (b) be and remain responsible to

Zymeworks for the compliance of each sublicensee with the applicable terms and conditions of this Agreement.

2.2No Implied Licenses. Except as expressly set forth in this Agreement, neither Party, by virtue of this Agreement, shall acquire any license or other interest, by implication or otherwise, in any materials, Know-How, Patent Rights or other intellectual property rights owned or controlled by the other Party or its Affiliates. Subject to the licenses and rights explicitly granted to Atreca hereunder and the other terms and conditions of this Agreement, as between the Parties, Zymeworks retains all rights under the Zymeworks Intellectual Property.

ARTICLE 3

SEQUENCE AND LINKER-CYTOTOXIN SELECTION AND

GATEKEEPING

3.1Sequence and Linker-Cytotoxin Selection.

3.1.1Confirmation of Sequence Availability. During the Research Program Term, Atreca may, by providing a Nomination Notice pursuant to Section 3.1.4, confirm the availability of [***] Sequences that Atreca wishes to be the subject of research activities to discover and evaluate Research Products incorporating such Sequences ([***]), and that may be suitable for designation as Lead Sequences and Back-up Sequences, pursuant to the gatekeeping procedures set forth in Section 3.2. Atreca shall have the right to [***]. Atreca shall be permitted to place [***] for purposes of this Section 3.1.1; provided that, [***] that are subject to confirmation of availability pursuant to this Section 3.1.1, at any given time, shall not exceed [***] Sequences.

3.1.2Lead Sequence and Selected Linker-Cytotoxin Nomination. With respect to Conjugates Atreca is evaluating under the Research Program, at any time during the Research Program Term but no later than [***] for a given Conjugate, and subject to gatekeeping pursuant to Section 3.2, Atreca shall, by providing a Nomination Notice pursuant to Section 3.1.4, nominate a Sequence to be the Lead Sequence and a corresponding Selected Linker-Cytotoxin for such Lead Sequence. Upon the delivery of such Nomination Notice and confirmation of availability of such Sequence, Atreca’s program of research and development directed to such Conjugate will be deemed a “Collaboration Program” hereunder. Each proposed Sequence shall be subject to gatekeeping pursuant to Section 3.2, and, if such proposed Sequence is available pursuant to Section 3.2, such proposed Sequence shall be designated the Lead Sequence and the corresponding Linker-Cytotoxin shall be designated a Selected Linker-Cytotoxin; provided that, for clarity, such Lead Sequence and Linker-Cytotoxin shall be subject to the Research License only (and only for the duration of the Research Program Term) and not the Commercial License, unless and until Atreca exercises the Atreca Option with respect thereto. Accordingly, any Conjugate that includes an Antibody that (i) incorporates such a Lead Sequence and (ii) is conjugated to such a Selected Linker-Cytotoxin would be a Research Product and not a Licensed Product, unless and until the Atreca Option is exercised with respect to such Collaboration Program in accordance with Section 2.1.2(b)(i). If such proposed Sequence is not available pursuant to Section 3.2, Atreca may repeat the procedure set forth in this Section 3.1.2 during the Research Program Term until one (1) Sequence is designated the Lead Sequence and the corresponding Linker-Cytotoxin is designated the Selected Linker-Cytotoxin for each

Collaboration Program, for a total of three (3) Collaboration Programs. For clarity, upon such designation, the [***].

3.1.3Back-up Sequence Nomination. With respect to Conjugates Atreca is evaluating under the Research Program, at any time during the Research Program Term, and subject to gatekeeping pursuant to Section 3.2, on a Collaboration Program-by-Collaboration Program basis, Atreca may, by providing a Nomination Notice pursuant to Section 3.1.4, nominate up to two (2) Sequences to be the Back-up Sequences for such Lead Sequence for such Collaboration Program concurrently with, or after the nomination of the Lead Sequence; provided that, if Atreca anticipates that it will [***], then Atreca shall notify Zymeworks in writing concurrently with or prior to the nomination of the Lead Sequence, and [***], Atreca may [***] for such Collaboration Program; provided further that, for clarity, [***] for such Collaboration Program. Each proposed Sequence shall be subject to gatekeeping pursuant to Section 3.2, and if such proposed Sequence is available pursuant to Section 3.2, such proposed Sequence shall (a) be designated a Back-up Sequence for use with the corresponding Selected Linker-Cytotoxin that is the Selected Linker-Cytotoxin for such Collaboration Program and (b) be included in such Collaboration Program. If any such proposed Sequence is not available pursuant to Section 3.2, Atreca may repeat the procedure set forth in this Section 3.1.3 during the Research Program Term until up to two (2) Sequence(s) are designated Back-up Sequences for each Collaboration Program (without any restriction on frequency of use of the Gatekeeper for this purpose). For clarity, upon such designation, [***]. Atreca may not [***], in accordance with this Section 3.1.3.

3.1.4Nomination Notice. To check the availability of any Sequence(s) pursuant to Section 3.1.1 or to nominate a Sequence as a Lead Sequence (with a corresponding Selected Linker-Cytotoxin) in accordance with Section 3.1.2 or a Back-up Sequence in accordance with Section 3.1.3, Atreca shall provide the Gatekeeper with written notice of such Sequence(s) expressly referencing this Agreement (each, a “Nomination Notice”). The Nomination Notice for a proposed Sequence shall set forth [***] of such Sequence(s) (together, with respect to any Sequence being nominated as a Lead Sequence, the corresponding proposed Selected Linker-Cytotoxin) and a request that such Sequence(s) be submitted to gatekeeping pursuant to Section 3.2. For clarity, the Nomination Notice may be provided by Atreca to the Gatekeeper by e-mail.

3.2Gatekeeping.

3.2.1Zymeworks will designate [***] to be the gatekeeper for Sequence selection in accordance with this Section 3.2 (the “Gatekeeper”). [***]. Atreca may designate any Sequence as (i) a Lead Sequence, or (ii) a Back-up Sequence, provided that, as of the date the Gatekeeper receives the Nomination Notice from Atreca, such Sequence is available (as set forth below). For clarity, a maximum of three (3) Lead Sequences and six (6) Back-up Sequences, total, may be subject to the Commercial License. A designated Sequence is available if, with respect to such Sequence as of the date the Gatekeeper receives the Nomination Notice:

(a)Zymeworks is not contractually obligated to grant, or has not granted, to a Third Party rights with respect to products incorporating such Sequence and any Linker-Cytotoxin;

(b)Zymeworks is not actively and in good faith engaged in negotiations with a Third Party regarding the development or commercialization of products incorporating such Sequence and any Linker-Cytotoxin ([***]);

(c)Zymeworks is not actively performing an internal program in accordance with [***]; or

(d)[***].

3.2.2Within [***] Business Days after receipt of a Nomination Notice, the Gatekeeper shall provide Atreca with written notice as to whether such Sequence is available, and, subject to Zymeworks’ confidentiality obligations to Third Parties, if such Sequence is unavailable for any of the reasons set forth in Section 3.2.1(a), (b), (c) or (d).

3.3Replacement of Lead Sequence [***] and Selected Linker-Cytotoxin. On a Collaboration Program-by-Collaboration Program basis, within [***] pursuant to Section 3.1.2 (such [***] period, the “Replacement Period”), Atreca shall have [***] to designate (a) [***] and [***] (each, a “Replacement Sequence”), and/or (b) [***] (“Replacement Linker-Cytotoxin”), for such Collaboration Program, subject to gatekeeping pursuant to Section 3.2. For the avoidance of doubt, if [***], and not [***]. For further clarity, if designation of the Lead Sequence with respect to a Collaboration Program occurs [***] and if the Commercial License with respect to such Collaboration Program becomes effective in accordance with Section 2.1.2, then Atreca’s right under this Section 3.3 [***]; provided that, if [***].

3.4Extension of the Research Program Term. Atreca shall have the right to extend the Research Program Term to expire on the third (3rd) anniversary of the Effective Date by providing written notice to Zymeworks of its election to extend the Research Program Term on or before the second (2nd) anniversary of the Effective Date, subject to payment of USD [***] within [***] after the date of such extension notice.

ARTICLE 4

RESEARCH PROGRAM AND DEVELOPMENT AND

COMMERCIALIZATION OF LICENSED PRODUCTS

4.1Research Program.

4.1.1General. During the Research Program Term, Atreca shall have the right to conduct the Research Program, which will cover research activities using the Zymeworks Platform in connection with Antibodies selected by Atreca. For clarity, the Lead Sequence and Selected Linker-Cytotoxin for each Collaboration Program shall be selected as a pair, and the Back-up Sequences for such Lead Sequence will be selected for use with the same Selected Linker-Cytotoxin for such Collaboration Program. The Linker-Cytotoxin so selected for pairing with a Sequence selected for a Collaboration Program may be referred to herein as the “corresponding Linker-Cytotoxin” for each Sequence in such Collaboration Program. If Atreca does not select any Sequences in accordance with Section 3.1.2 that are determined to be available as Lead Sequences in accordance with Section 3.2, together with the corresponding Selected Linker-Cytotoxins, prior to expiration of the Research Program Term (which may be extended by mutual written agreement), this Agreement shall expire in accordance with Section 10.1.

4.1.2Conduct of Research Program. Atreca:

(a)shall use Commercially Reasonable Efforts to develop Research Products pursuant to the Research Program; provided that, as set forth in Section 2.1.1, Atreca shall not conduct clinical development of any Research Product that is not a Licensed Product;

(b)shall conduct the Research Program in compliance with all Applicable Laws; and

(c)may utilize the services of its Affiliates and Third Parties to perform the Research Program; provided that Atreca shall remain responsible for the performance of such Affiliates and Third Parties hereunder.

4.1.3Information Sharing Committee. Within [***] after the Effective Date, the Parties shall form an Information Sharing Committee (“ISC”) (a) to facilitate discussions between the Parties, (b) to discuss any material delays to achievement of any milestone events or Zymeworks’ questions or comments regarding the development activities reports provided by Atreca in accordance with Section 4.4.2, (c) to allow for disclosure of Inventions as set forth in Section 7.1.4, (d) to facilitate the disclosure of Linker-Cytotoxins by Zymeworks as set forth in Section 4.3.1; and (e) to provide general technical trouble-shooting support related to [***]. During the Research Program Term, and contingent on Atreca’s continued active research and development of Research Products and Licensed Products, the ISC will meet, as needed, [***], or on a schedule to be agreed to by the ISC, via telephone, videoconference, or in person. Each Party shall bear its own costs incurred in connection with such meetings (e.g., travel expenses), if any. For clarity, the ISC has no decision-making power and will disband on the expiration of the Research Program Term.

4.2Records and Reports.

4.2.1Records. Atreca shall maintain records, for so long as necessary to comply with Applicable Laws or reasonably necessary to support the prosecution, maintenance and enforcement of intellectual property rights (including Patent Rights) in accordance with Article 7 below, regarding its conduct of the Research Program and development of the Research Products, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect the work done and results achieved by or on behalf of Atreca in the performance of the Research Program and development of Research Products.

4.2.2Reports. Without limiting the foregoing, Atreca shall provide Zymeworks, on a [***] basis during the Research Program Term, with written reports summarizing the progress of the Research Program and development of Research Products, respectively, in reasonable detail.

4.3Technology Transfer and Support.

4.3.1Technology Transfer. [***] after the Effective Date, Zymeworks shall disclose to Atreca or its designee the chemical structure of each Linker-Cytotoxin that Atreca is considering for possible selection as a Selected Linker-Cytotoxin and shall provide Zymeworks Know-How that is reasonably requested by Atreca with respect to such Linker-Cytotoxin. During the Research Program Term, Zymeworks shall disclose to Atreca or its designee [***] to any

Selected Linker-Cytotoxin and shall provide Zymeworks Know-How in connection therewith, and any Zymeworks Know-How that comes into Zymeworks’ Control as reasonably requested by Atreca in writing and to the extent not previously disclosed to Atreca. For clarity, all such structures and Zymeworks Know-How shall be Zymeworks’ Confidential Information.

4.3.2Support. During the Term, Zymeworks (itself or through its Affiliates) shall [***] to provide to Atreca or its Affiliate or designee reasonable technological support and assistance, as reasonably requested by Atreca, related to the application of Zymeworks Know-How and the Zymeworks Platform to the Research Products or Licensed Products (as applicable), including by [***]. Notwithstanding the foregoing, Zymeworks is not required to provide such support for any Zymeworks Know-How that is [***]. Zymeworks shall provide Atreca with [***] at the rates set forth on Exhibit 4.3.2.

4.4Development and Commercialization by Atreca.

4.4.1Rights and Diligence. Subject to Section 4.4.3, Atreca (itself or through its Affiliates or Third Parties) shall have the sole responsibility and exclusive right to further develop, manufacture, commercialize and Exploit Licensed Products, and Atreca shall use Commercially Reasonable Efforts to develop and commercialize at least one (1) Licensed Product arising from each Collaboration Program that is subject to a Commercial License.

4.4.2Development. With respect to Licensed Products hereunder, for so long as Atreca is conducting development activities, and until [***] with respect to each Collaboration Program, Atreca shall keep Zymeworks reasonably informed as to such activities for each Licensed Product by providing to Zymeworks [***] a written report describing in reasonable detail such activities conducted [***].

4.4.3Manufacture. Zymeworks will, as between the Parties, have the sole right and obligation to manufacture the Linker-Cytotoxins for use in Research Products and Licensed Products and will supply to Atreca the Selected Linker-Cytotoxin for each Collaboration Program for purposes of Atreca exercising its rights and fulfilling its obligations hereunder, which may include [***]. Accordingly, within [***], the Parties will enter into a supply agreement and a quality agreement [***] (the “Supply Agreement”), [***]. The Supply Agreement shall contain provisions for Atreca to [***] to Zymeworks, and other customary terms, including provisions governing [***].

ARTICLE 5

FINANCIAL PROVISIONS

5.1Atreca Payments to Zymeworks.

5.1.1Technology Access Fee. In partial consideration of Zymeworks’ granting Atreca rights or access to the Zymeworks Platform as set forth herein, Atreca shall pay to Zymeworks a non-refundable, non-creditable technology access fee of:

(a)[***] within [***] following the Effective Date; and

(b)[***] within [***] following [***] of the Effective Date.

5.1.2Atreca Option Exercise Fee. On a Collaboration Program-by-Collaboration Program basis, within [***] following the Commercial License Effective Date with respect to such Collaboration Program, Atreca shall pay Zymeworks a non-refundable, non-creditable option exercise payment (the “Option Exercise Fee”) based on [***] from such Collaboration Program (as set forth below) as of the Commercial License Effective Date:

(a)[***], the Option Exercise Fee shall be USD [***]; and

(b)[***], the Option Exercise Fee shall be USD [***].

For clarity, the Option Exercise Fee shall be payable up to an aggregate of three (3) times, once for each Collaboration Program with respect to which Atreca exercises the Atreca Option to obtain a Commercial License.

5.1.3Milestones.

(a)Development and Regulatory Milestones. On a Collaboration Program-by-Collaboration Program basis with respect to each Collaboration Program that is the subject of a Commercial License, within [***] after the [***] of each milestone event set forth in the table below for each applicable Licensed Product (each, a “Development and Regulatory Milestone Event”) by or on behalf of Atreca, its Affiliate or Sublicensee, Atreca shall notify Zymeworks thereof in writing and make the corresponding milestone payment to Zymeworks (each, a “Development and Regulatory Milestone Payment”) in accordance with Section 6.1.2. Each Development and Regulatory Milestone Payment shall be payable [***] upon the [***] of the corresponding Development and Regulatory Milestone Event for such Licensed Product.

	Development and Regulatory Milestone Events	Development and Regulatory Milestone Payments
1.	[***]	USD [***]
2.	[***]	USD [***]
3.	[***]	USD [***]
4.	[***]	USD [***]
5.	[***]	USD [***]
6.	[***]	USD [***]
7.	[***]	USD [***]
8.	[***]	USD [***]
9.	[***]	USD [***]

	Development and Regulatory Milestone Events	Development and Regulatory Milestone Payments
10.	[***]	USD [***]

For clarity, [***]

(b)Commercial Milestones. On a Collaboration Program-by-Collaboration Program basis with respect to each Collaboration Program that is the subject of a Commercial License, upon the [***] of each milestone event set forth in the table below (each, a “Commercialization Milestone Event”), Atreca shall notify Zymeworks thereof and make the corresponding milestone payment to Zymeworks (each, a “Commercialization Milestone Payment”) in accordance with Section 6.1.2. Each Commercialization Milestone Payment shall be payable [***] that is the subject of a Commercial License upon the [***] of the corresponding Commercialization Milestone Event for Licensed Products [***].

	Commercialization Milestone Events	Commercialization Milestone Payments
1.	[***]	USD [***]
2.	[***]	USD [***]
3.	[***]	USD [***]

For clarity, in no event shall Atreca be obligated to pay more than USD $[***] that is the subject of a Commercial License pursuant to this Section 5.1.3(b). If more than one Commercialization Milestone Event is achieved in a given Calendar Year, Atreca shall pay Zymeworks the Commercialization Milestone Payment associated with each such Commercialization Milestone Event achieved during such Calendar Year. For example, if Annual Net Sales for [***] by or on behalf of Atreca, its Affiliates or Sublicensees in the first Calendar Year after First Commercial Sale of such Licensed Product equal USD $[***], Atreca shall pay Zymeworks a total of USD $[***] in Commercialization Milestone Payments pursuant to this Section 5.1.3(b) with respect to such Calendar Year and will not have any further milestone payment obligations pursuant to this Section 5.1.3(b) unless the Annual Net Sales for [***] by or on behalf of Atreca, its Affiliates or Sublicensees in a subsequent Calendar Year exceed USD $[***], in which case Atreca would be obligated to make the final Commercialization Milestone payment of USD $[***] with respect to such Collaboration Program.

5.1.4Royalties On Licensed Product.

(a)Royalty Payments. During the Royalty Term, Atreca shall pay Zymeworks a royalty on Net Sales of a Licensed Product [***] (each such royalty payment, a “Licensed Product Royalty”) at the rates set forth below for the corresponding portion of Annual Net Sales by Atreca and its Related Parties in the Territory:

Royalty Tier	Annual Net Sales	Royalty Rate
A	[***]	[***]%
B	[***]	[***]%
C	[***]	[***]%

For example, if Atreca has [***] in Annual Net Sales for [***] Licensed Product in a given Calendar Year, the total Licensed Product Royalties owed to Zymeworks for such Calendar Year would be USD [***].

(b)Royalty Term. The Licensed Product Royalty will be payable on a Licensed Product-by-Licensed Product and country-by-country basis starting on the First Commercial Sale of such Licensed Product in such country and ending on the latest of: (i) [***] from First Commercial Sale of such Licensed Product in such country, (ii) such Licensed Product is no longer Covered by a Valid Patent Claim in such country, or (iii) the last to expire Regulatory Exclusivity period for such Licensed Product in such country (such period, the “Royalty Term”). Notwithstanding the foregoing, on a Licensed Product-by-Licensed Product and country-by-country basis, in the event (A) [***] and (B) [***], then in such case, the Royalty Term for such Licensed Product in such country shall be deemed expired upon [***].

(c)Royalty Step Down. Subject to the Royalty Floor, the royalty rates set forth in Section 5.1.4(a) will be reduced, on a Licensed Product-by-Licensed Product and country-by-country basis, by [***] in [***] in such country after expiration of the last to expire Valid Patent Claim Covering such Licensed Product in such country. The Parties acknowledge and agree that the rights and access to the Zymeworks Know-How and the Zymeworks Platform is material and valuable consideration being provided by Zymeworks, in addition to the license and rights being provided with respect to the Zymeworks Patent Rights.

(d)Generic Competition. Subject to the Royalty Floor, if one or more Generic Products are sold in a country in any [***] during the Royalty Term for such country, and the unit volume sales of such Generic Products is equal or greater than [***] of the aggregate unit volume sales of the Generic Products and Licensed Products in such [***] in such country, then the Licensed Product Royalty in such country shall be reduced by [***] for such [***]. Unit volume sales will be identified and calculated based on relevant information published by [***], or any other similar Third Party source reasonably agreed upon by the Parties.

(e)Third Party Payments. Subject to the Royalty Floor, Atreca may deduct from the Licensed Product Royalty an amount equal to [***] paid by Atreca to a Third Party with respect to sales of a Licensed Product or otherwise in consideration for the grant of a right or license under [***] owned or controlled by such Third Party that [***] the Zymeworks Platform to develop, use, manufacture, commercialize, import or otherwise Exploit such Licensed Product.

(f)Royalty Floor. The royalties owed to Zymeworks with respect to a Licensed Product may not be reduced from the rates set forth in Section 5.1.4(a), as a result of the cumulative deductions set forth in Sections 5.1.4(c) through (e) to less than [***] of the Licensed Product Royalty otherwise payable for such Licensed Product under Section 5.1.4(a) (the “Royalty Floor”).

ARTICLE 6

REPORTS AND PAYMENT TERMS

6.1Payment Terms.

6.1.1Invoices. Except as otherwise provided herein, amounts shall be due and payable within [***] of receipt of an invoice therefor.

6.1.2Milestone Payments. Atreca shall provide Zymeworks with notice of the first achievement (either by Atreca, its Affiliate or Sublicensee) of each Development and Regulatory Milestone Event within the time period specified in Section 5.1.3(a). Zymeworks shall provide an invoice for the corresponding Development and Regulatory Milestone Payment, and Atreca shall make the corresponding payment in accordance with Section 6.1.1. Atreca shall provide Zymeworks with written notice of the first achievement (either by Atreca, its Affiliate or Sublicensee) of each Commercialization Milestone Event [***] in accordance with Section 6.1.3, and shall make the corresponding milestone payment [***].

6.1.3Royalties. During the Royalty Term, Atreca shall furnish to Zymeworks a written report for each [***] showing the Net Sales of Licensed Products sold by Atreca and its Related Parties during the reporting [***] and the Licensed Product Royalties payable under this Agreement [***], including, (a) [***], and (b) the manner and basis for any currency conversion in accordance with Section 6.2. Reports shall be due no later than [***] following the end of each [***]. Licensed Product Royalties shown to have accrued by each report provided under this Section 6.1.3 shall be due and payable on the date such report is due.

6.2Payment Currency / Exchange Rate. All payments to be made under this Agreement shall be made in USD. Payments to Zymeworks shall be made by electronic wire transfer of immediately available funds to the account of Zymeworks, as designated in writing to Atreca. If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion shall be made in a manner consistent with Atreca’s normal practices used to prepare its audited financial statements for external reporting purposes; provided that such practices use a widely accepted source of published exchange rates.

6.3Taxes.

6.3.1General. Each Party shall be responsible for its own tax liabilities arising under this Agreement. Subject to this Section 6.3, Zymeworks shall be liable for all income and other similar taxes (including interest) (“Taxes”) imposed upon any payments made by Atreca to Zymeworks under this Agreement (“Agreement Payments”). If Applicable Laws require the withholding of Taxes, Atreca shall (a) deduct such Taxes from the applicable payment, (b) pay the Taxes to the proper taxing authority, and (c) submit to Zymeworks appropriate proof of payment of the withheld Taxes as well as the official receipts (if available) within a reasonable period of time. If any Taxes are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to Zymeworks. Atreca and Zymeworks shall use commercially reasonable efforts to cooperate and take all reasonable steps to avoid deducting such taxes and to obtain double taxation relief prior to the subtraction of the withholding amount there of from the Agreement Payments. Atreca shall provide Zymeworks reasonable assistance in order to allow Zymeworks to obtain the benefit of any present or future treaty against double taxation or refund or reduction in Taxes which may apply to the Agreement Payments. Zymeworks shall provide to Atreca such properly completed and duly executed documentation reasonably requested by Atreca which will permit payments under this Agreement to be made without, or at a reduced rate of, withholding Taxes. Without limiting the foregoing, (i) within [***] days following the Effective Date, Zymeworks shall deliver to Atreca a properly completed Internal Revenue Service Form W-9, or the appropriate version of IRS Form W-8, as applicable, and (ii) at least [***] Notwithstanding the foregoing, if solely as a result of Atreca assigning this Agreement or changing its domicile after the Effective Date, Atreca is required to withhold Taxes that would not have otherwise been required to be withheld hereunder, and it is not possible for such withholding obligation to be reduced or eliminated through the reasonable cooperation of the Parties, then Atreca shall pay Zymeworks an amount such that Zymeworks is in the same after-tax position as Zymeworks would have been had no such assignment or change in domicile been made.

6.3.2Indirect Taxes. All payments pursuant to this Agreement are exclusive of Indirect Taxes. If any Indirect Taxes are properly chargeable in respect of any payments hereunder, Atreca shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by Zymeworks in respect of those payments. Zymeworks shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements. Atreca and Zymeworks shall reasonably cooperate to minimize any Indirect Taxes or request any available refund of Indirect Taxes paid pursuant to this Section 6.3.2 from any applicable governmental authority or other fiscal authority, which amount will be transferred to Atreca within [***] of receipt. As used herein, “Indirect Taxes” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction.

6.4Records and Audit Rights.

6.4.1Records. Each Party shall keep (and shall cause its Related Parties to keep) complete, true and accurate books and records in sufficient detail for the other Party to determine payments owed by Atreca to Zymeworks under this Agreement, including royalties and payments for the supply of Linker-Cytotoxins pursuant to Section 4.4.3. Each Party shall keep such books and records for at least [***] following [***] to which they pertain.

6.4.2Audit Rights.

(a)Each Party (the “Auditing Party”) shall have the right during the [***] period described in Section 6.4.1 to appoint at its expense an independent certified public accountant of nationally recognized standing (the “Accounting Firm”) reasonably acceptable to the other Party (the “Audited Party”) to inspect or audit the relevant records of the Audited Party and its Related Parties to verify that the amount of such payments were correctly determined. The Audited Party and its Related Parties shall each make its records available for inspection or audit by the Accounting Firm during regular business hours for a period of [***] from the creation of individual records at such place or places where such records are customarily kept, upon reasonable notice from Auditing Party, solely to verify the payments hereunder were correctly determined. Notwithstanding the foregoing, if either Party is not able, despite using reasonable efforts, to obtain the right for the Auditing Party to audit its Sublicensees’ records directly in accordance with this Section 6.4.2, then such Party shall obtain for itself, and exercise, a comparable right to inspect or audit such records of such Sublicensee and shall provide the results of each such inspection or audit to the Auditing Party, promptly after completion of each such audit. Such inspection or audit right shall not be exercised by the Auditing Party more than [***] in any [***] and may cover a period ending not more than [***] prior to the date of such request. All records made available for inspection or audit pursuant to this Section 6.4.2 shall be deemed to be Confidential Information of the Audited Party. The results of each inspection or audit, if any, shall be binding on both Parties, absent manifest error. If the amount of any payment hereunder was underreported by Atreca, Atreca shall [***] make payment to Zymeworks of the underreported amount. If the amount of any payment by Atreca exceeded the correct amount owed by Atreca, Zymeworks shall provide a credit in such overpaid amount against future payments to be made by Atreca. The Auditing Party shall bear the full cost of an audit that it conducts pursuant to this Section 6.4.2 unless such audit discloses an underreporting by the Audited Party (in the case of Atreca as the Audited Party) or an overreporting by the Audited Party (in the case of Zymeworks as the Audited Party) of more than [***] of the aggregate amount of the payments hereunder or under the Supply Agreement reportable in any [***], in which case the Audited Party shall reimburse the Auditing Party for all reasonable out-of-pocket costs incurred in connection with such inspection or audit.

(b)The Accounting Firm will disclose to the Auditing Party only whether the payments subject to such audit are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to the Auditing Party without the prior consent of the Audited Party unless disclosure is required by Applicable Laws or judicial order. The information provided by the Accounting Firm to the Auditing Party shall be considered Confidential Information of the Audited Party subject to the confidentiality obligations set forth in Article 8. The Accounting Firm shall provide a copy of its report and findings to the Audited Party.

ARTICLE 7

INTELLECTUAL PROPERTY RIGHTS

7.1Ownership of Inventions. Ownership of all Inventions, including Patent Rights and other intellectual property rights with respect to such Inventions, shall be as set forth in this Article 7. Determination of inventorship of Inventions shall be made in accordance with US patent laws. Each Party will continue to own any Patent Rights and Know-How that it owned prior to the Effective Date or that it creates or obtains outside the scope of this Agreement, or which it licenses to the other Party under this Agreement.

7.1.1Zymeworks Platform Improvements. As between the Parties and notwithstanding Section 7.1.3, Zymeworks shall own all rights, title and interest in and to the Zymeworks Platform Improvements, regardless of inventorship. For clarity, the Zymeworks Platform Improvements will be subject to the licenses set forth in Section 2.1.

7.1.2Antibody Improvements and Conjugate IP. As between the Parties and notwithstanding Section 7.1.3, Atreca shall own all rights, title and interest in and to Antibody Improvements, regardless of inventorship. In addition, solely after Atreca’s [***] in accordance with Section 2.1.2(b)(i), [***].

7.1.3Ownership by Inventorship. As between the Parties and except as otherwise provided in Section 7.1.1 and 7.1.2, Inventions that are made solely by Zymeworks or its Affiliate or a Third Party acting under authority of Zymeworks or its Affiliate (and all intellectual property rights therein, including the Patent Rights claiming them) shall be owned solely by Zymeworks; Inventions that are made solely by Atreca or its Affiliate or a Third Party acting under authority of Atreca or its Affiliate (and all intellectual property rights therein, including the Patent Rights claiming them) shall be owned solely by Atreca; and Joint Inventions (and the Joint Patent Rights) shall be owned jointly by the Parties, with each Party having an equal, undivided interest therein. Subject to Article 2, [***].

7.1.4Assignment; Further Assurances. Each Party shall promptly disclose to the other Party any and all Joint Inventions made by or on behalf of such Party or its Related Parties. Atreca shall promptly disclose to Zymeworks any and all Zymeworks Platform Improvements made by or on behalf of Atreca or its Related Parties. Atreca shall assign, and hereby assigns, to Zymeworks all rights, title and interest in and to the Zymeworks Platform Improvements. For clarity, Atreca shall obtain an assignment of any and all Zymeworks Platform Improvements made by or on behalf of its Related Parties to the extent necessary to enable Atreca to, in turn, assign such Zymeworks Platform Improvements to Zymeworks as set forth above. Zymeworks shall promptly disclose to Atreca any and all Antibody Improvements [***] made by or on behalf of Zymeworks or its Related Parties. Zymeworks shall assign, and hereby assigns, to Atreca all rights, title and interest in and to the Antibody Improvements and, [***]. For clarity, Zymeworks shall obtain an assignment of any and all Antibody Improvements [***] made by or on behalf of its Related Parties to the extent necessary to enable Zymeworks to, in turn, assign such Antibody Improvements [***] to Atreca as set forth above. For further clarity, the Parties [***]. Each Party shall sign, execute and acknowledge or cause to be signed, executed and acknowledged [***] any and all documents and to perform such acts as may be reasonably requested by such other Party for the purposes of perfecting the foregoing assignments.

7.1.5License to Zymeworks. Atreca on behalf of itself and its Affiliates hereby grants to Zymeworks an exclusive (subject to Atreca’s retained rights in this Section 7.1.5), perpetual, irrevocable, royalty-free worldwide license, with the right to grant and authorize sublicenses, under Inventions made solely by Atreca using the Zymeworks Platform that comprise methods of conjugating Linker-Cytotoxins to antibodies and other proteins (including Patent Rights claiming them) solely to Exploit such Inventions with the Zymeworks Platform.  For clarity, Atreca shall retain the right to Exploit (itself, or with or through its Affiliates or Third Parties) the foregoing Inventions (a) other than with the Zymeworks Platform and (b) within the Zymeworks Platform in connection with the exercise of the Research License and (after the applicable Commercial License Effective Date) Commercial Licenses granted to Atreca.

7.2Patent Prosecution and Maintenance.

7.2.1Definitions. As used in this Section 7.2, “prosecution” includes (a) all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings and (b) post-grant proceedings, including interferences, inter partes review, reexaminations, reissues, oppositions, and the like.

7.2.2Zymeworks Prosecuted Patent Rights. Zymeworks, [***], shall have the sole right to control the preparation, filing, prosecution and maintenance of Zymeworks Patent Rights [***] (such Patent Rights, the “Zymeworks Prosecuted Patent Rights”) using patent counsel of Zymeworks’ choice. Zymeworks shall keep Atreca reasonably informed with respect to the status of the filing, prosecution and maintenance of the Zymeworks Prosecuted Patent Rights.  With respect to any Zymeworks Patent Rights solely related to the Selected Linker-Cytotoxin incorporated in any Licensed Product and with respect to any [***], Zymeworks shall provide copies of proposed material submissions and correspondence to any patent office related to the filing, prosecution and maintenance of such Zymeworks Patent Rights [***] for review and comment reasonably prior to the submission of such proposed submissions and correspondences (and, to the extent feasible, [***] prior to the submission thereof).  Zymeworks shall take into consideration in good faith comments timely made by Atreca.  Zymeworks shall promptly give notice to Atreca of the grant, lapse, revocation, surrender, invalidation or abandonment of any Zymeworks Prosecuted Patent Rights (including [***]). Atreca may assume responsibility for continuing the prosecution or maintenance of any such [***] in such country or region and paying any required fees to maintain such [***] in such country or region, in each case [***] and through patent counsel of its choice. Upon transfer of Zymeworks’ responsibility for prosecuting and maintaining any of the [***] under this Section 7.2.2, Zymeworks shall promptly deliver to Atreca copies of all necessary files related to such Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for Atreca to assume such prosecution and maintenance.

7.2.3Atreca Prosecuted Patent Rights. Atreca, [***], shall have the sole right to control the preparation, filing, prosecution and maintenance of [***] (such Patent Rights, collectively, the “Atreca Prosecuted Patent Rights”), using patent counsel of Atreca’s choice; provided that, [***]; provided further that, if the Research Program Term expires without Atreca’s exercise of the Atreca Option in accordance with Section 2.1.2(b)(i) with respect to a Collaboration Program, then (a) [***], and (b) [***]. For clarity, Atreca Prosecuted Patent Rights include [***].  With respect to any [***], Atreca shall provide copies of proposed material submissions and correspondence to any patent office related to the filing, prosecution and maintenance of such [***] for review and comment reasonably prior to the submission of such proposed submissions and correspondences (and, to the extent feasible, [***] prior to the submission thereof).  Atreca shall promptly give notice to Zymeworks of the grant, lapse, revocation, surrender, invalidation or abandonment of any [***] so as to provide for a reasonable amount of time to meet any applicable deadline to establish or preserve such [***] in such country or region. Zymeworks may assume responsibility for continuing the prosecution or maintenance of such [***] in such country or region and paying any required fees to maintain such Patent Right in such country or region, in each case at Zymeworks’ sole expense and through patent counsel of its choice. Upon transfer of Atreca’s responsibility for prosecuting and maintaining any of the [***] under this Section 7.2.3 or in the event a [***] as provided in this Section 7.2.3, Atreca shall promptly deliver to

Zymeworks copies of all necessary files related to such Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for Zymeworks to assume such prosecution and maintenance.

7.2.4Cooperation in Prosecution. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in Section 7.2, including providing any necessary powers of attorney and assignments of employees of the Parties and their Affiliates and Sublicensees and Third Party contractors, executing any other required documents or instruments for such prosecution.  All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Zymeworks Prosecuted Patent Rights and Atreca Prosecuted Patent Rights, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patent Rights, shall be considered Confidential Information, subject to Article 8. For clarity, (a) all such communications regarding the Zymeworks Prosecuted Patent Rights (other than [***]) shall be the Confidential Information of Zymeworks, (b) all such communications regarding the Atreca Prosecuted Patent Rights shall be the Confidential Information of Atreca and (c) all such communications regarding [***] shall be the Confidential Information of both Parties.

7.3Enforcement and Defense.

7.3.1Notice. Each Party shall provide prompt notice to the other Party of any infringement of any Zymeworks Prosecuted Patent Right or Atreca Prosecuted Patent Right as a result of the making, using, offering to sell, selling or importing of a product that comprises [***] (each such product, an “Infringing Product” and each such infringement, an “Applicable Infringement”) of which such Party becomes aware. In addition, each Party shall provide prompt notice to the other Party of any Third Party infringement (other than an Applicable Infringement) of (a) any [***] or (b) any [***].  Atreca and Zymeworks shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both Atreca and Zymeworks, to terminate any such Applicable Infringement.

7.3.2Zymeworks Prosecuted Patent Rights. Zymeworks shall have the first right to enforce the Zymeworks Prosecuted Patent Rights with respect to any Applicable Infringement and to defend any declaratory judgment action with respect thereto, at its own expense and by counsel of its own choice and in the name of Zymeworks [***]. Zymeworks shall promptly notify Atreca of each such enforcement action, [***] keep Atreca reasonably informed about such action, [***], and [***]. In no event shall Zymeworks admit the invalidity of or fail to defend the validity of (a) [***] that [***], or (b) [***], in either case, ((a) or (b)), without Atreca’s prior written consent, not to be unreasonably withheld, conditioned or delayed. [***], or against any [***], within (i) [***] following the notice of alleged Applicable Infringement or infringement of [***] provided pursuant to Section 7.3.1 or (b) [***], whichever comes first, Atreca shall have the right to enforce such [***], or such [***], and to defend any declaratory judgment action with respect thereto, at its own expense and by counsel of its own choice [***] (other than [***]), [***] (for clarity, excluding [***]) other than Applicable Infringement, at its own expense and by counsel of its own choice and shall retain all recoveries relating thereto.

7.3.3Atreca Prosecuted Patent Rights.

(a)Atreca shall have the sole right to enforce all Atreca Prosecuted Patent Rights (other than [***]), and to control the defense of any declaratory judgment action relating thereto, with respect to any infringement of such Atreca Prosecuted Patent Rights (for clarity, excluding [***]), at its own expense and by counsel of its own choice, and shall retain all recoveries relating thereto. At Atreca’s request and expense, Zymeworks shall cooperate with Atreca in connection with such action, including by providing information and materials and, if required by Applicable Law to bring such action, the furnishing of a power of attorney or being named as a party to such action.

(b)Atreca shall have the first right to enforce the [***] with respect to any infringement of such [***] and to defend any declaratory judgment action with respect thereto, at its own expense and by counsel of its own choice and in the name of Atreca, and Zymeworks shall have the right, at its own expense, to be represented in any such action by counsel of its own choice in any such enforcement or defense of the [***] against an [***] (collectively, “Relevant Conjugate Infringements”). Atreca shall promptly notify Zymeworks of each such enforcement action, consider in good faith the interests of Zymeworks in such action, keep Zymeworks reasonably informed about such action, permit Zymeworks to review draft material filings for such action, and reasonably consider Zymeworks’ comments and suggestions with respect to such filings and such action. In no event shall Atreca admit the invalidity of or fail to defend the validity of any [***] in the context of an enforcement action against Relevant Conjugate Infringements, without Zymeworks’ prior written consent, not to be unreasonably withheld, conditioned or delayed. If Atreca fails to bring or defend any such action against any Relevant Conjugate Infringement of any [***] within (a) [***] following the notice of alleged Applicable Infringement provided pursuant to Section 7.3.1 or (b) [***], whichever comes first, Zymeworks shall have the right to enforce such [***] with respect to such Relevant Conjugate Infringement and to defend any declaratory judgment action with respect thereto, at its own expense and by counsel of its own choice and in the name of Zymeworks, and Atreca shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In no event shall Zymeworks admit the invalidity of, or after exercising its right to bring and control an action under this Section 7.3.3(b), fail to defend the validity of any [***], without the Atreca’s prior written consent, not to be unreasonably withheld, conditioned or delayed. For clarity, Atreca shall have the sole right to enforce all Atreca Prosecuted Patent Rights (including [***]), and to control the defense of any declaratory judgment action relating thereto, with respect to any infringement of such Atreca Prosecuted Patent Rights other than Relevant Conjugate Infringements, at its own expense and by counsel of its own choice, and shall retain all recoveries relating thereto.

7.3.4Enforcement Action. In the event a Party brings an enforcement action in accordance with Section 7.3.2 or Section 7.3.3(b) (the “Controlling Party”), such Controlling Party shall keep the other Party reasonably informed of the progress of any such action, and the other Party shall cooperate fully with the Controlling Party, at the Controlling Party’s request and expense, including by providing information and materials and, if required by Applicable Law to bring such action, the furnishing of a power of attorney or being named as a party to such action.

7.3.5Recovery. Except as expressly provided otherwise in this Section 7.3, any recovery obtained by either or both Atreca and Zymeworks in connection with or as a result of any action with respect to an enforcement action of (a) [***], (b) [***], or (c) [***], in each case contemplated by Section 7.3.1, Section 7.3.2 or Section 7.3.3(b), as applicable, whether by settlement or otherwise, shall be shared in order as follows:

(a)[***]; and

(b)[***].

7.3.6Certification. Each Party shall inform the other Party of any certification regarding any Zymeworks Prosecuted Patent Right or Royalty-Bearing Conjugate Patent Right it received with respect to a Licensed Product, in each case pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or any similar provisions in a country in the Territory other than the United States, and shall provide the other Party with a copy of such certification within [***] of receipt. Zymeworks’ and Atreca’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 7.3.2 through Section 7.3.5 hereof. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept reasonably informed and participate in decisions regarding the appropriate course of conduct for such action.

7.3.7Defense of Infringement Claims. In the event that a claim is brought against either Party or an Affiliate alleging the infringement, violation or misappropriation of any Third Party intellectual property right based on the manufacture, use, sale or importation of a Licensed Product, the Party first receiving notice of such actual or threatened action, suit or proceeding shall promptly notify the other Party, and the Parties shall promptly meet to discuss the defense of such claim. The Parties shall, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably acceptable to the Parties.

7.4Trademark. The Licensed Products shall be sold under one or more trademarks and trade names selected and owned by Atreca or its Affiliates or Sublicensees. As between the Parties, Atreca shall control the preparation, prosecution and maintenance of applications related to all such trademarks and trade names, at its sole cost and expense and at its sole discretion.

ARTICLE 8

CONFIDENTIALITY

8.1Duty of Confidence. During the Term and for [***] thereafter (or in the case of trade secrets, until such time as the trade secret passes into the public domain), all Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose, except as set forth herein, without the prior written consent of the disclosing Party. The recipient Party may only use Confidential Information of the other Party for purposes of exercising its rights and fulfilling its obligations under this Agreement and may disclose Confidential Information of the other Party and its Affiliates to employees, agents, contractors, consultants and advisers of the recipient Party and its Affiliates, licensees and Sublicensees to the extent reasonably necessary for such purposes; provided that such persons and entities are bound by written obligations of confidentiality and non-use of the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party.

8.2Exceptions. The obligations under this Article 8 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

8.2.1is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

8.2.2was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party, as evidenced by its contemporaneous written records;

8.2.3is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

8.2.4is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its contemporaneous written records, without use of or reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

8.3Authorized Disclosures. Subject to this Section 8.3, the recipient Party may disclose Confidential Information belonging to the other Party to the extent permitted as follows:

8.3.1such disclosure is deemed necessary to the recipient Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice or services to the receiving Party in connection with this Agreement, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party;

8.3.2disclosure by Atreca or its Affiliates or Sublicensees (a) to obtain or maintain approval to conduct Clinical Trials for a Licensed Product, or (b) to obtain and maintain Regulatory Approval or to otherwise develop, manufacture, market and Exploit Licensed Products;

8.3.3disclosure by a Party or its Affiliates, including to governmental or other regulatory agencies, in connection with filing, prosecuting, obtaining or maintaining Patent Rights in accordance with Article 7, provided that Zymeworks shall not disclose any Antibody, Lead Sequence, Back-up Sequence or Conjugate in any Patent Rights (including any patent applications) without Atreca’s prior written consent (which Atreca may grant or withhold in its discretion);

8.3.4disclosure required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable court orders, governmental regulations or Applicable Law (or the rules of any recognized stock exchange or quotation system); or

8.3.5disclosure to potential or actual investors or potential or actual acquirers or actual or potential sublicensees in connection with due diligence or similar investigations by such Third Parties or, in the case of Atreca’s actual Sublicensees, the practice of such sublicense; provided, in each case, that any such potential or actual investor or acquirer or sublicensee agrees to be bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement as they apply to the recipient Party.

If the recipient Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of this Article 8, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed as permitted by this Section 8.3 shall remain otherwise subject to the confidentiality and non-use provisions of this Article 8, and the Party disclosing Confidential Information as permitted by this Section 8.3 shall take all steps reasonably necessary, including obtaining an order of confidentiality and otherwise cooperating with the other Party, to ensure the continued confidential treatment of such Confidential Information.

ARTICLE 9

PUBLICATIONS AND PUBLICITY

9.1Publications.

9.1.1Atreca shall have the sole right to publish the results of the Research Program and any data or results obtained by Atreca with respect to Licensed Products in accordance with this Section 9.1.

9.1.2With respect to any paper or presentation proposed for disclosure by Atreca or its Related Parties that includes Confidential Information of Zymeworks (which includes patentable information and information directly related to a Linker-Cytotoxin), Atreca shall submit to Zymeworks the proposed publication or presentation (including posters, slides, abstracts, manuscripts, marketing materials and written descriptions of oral presentations) at least [***] prior to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials.

9.1.3Within [***] after receipt of a proposed publication or presentation, Zymeworks shall have the right (a) to request the removal of its Confidential Information from any such publication or presentation by Atreca, and upon such request, Atreca shall so remove Zymeworks’ Confidential Information, or (b) to request a reasonable delay in such publication or presentation in order to protect patentable information. If Zymeworks requests such a delay, Atreca shall, at Atreca’s election, either (i) remove Zymeworks’ Confidential Information from such publication or presentation, or (ii) delay submission or presentation for a period of [***] to enable patent applications protecting Zymeworks’ rights in such information to be filed in accordance with Article 7.

9.2Publicity.

9.2.1The Parties will mutually agree on a press release with respect to this Agreement and either Party may make subsequent public disclosure of the contents of such press release. Subject to the foregoing, each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the terms hereof without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), provided that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system, subject to that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (and giving the other Party sufficient time to review and comment on any proposed disclosure). Notwithstanding the foregoing, Atreca shall have the right to make a public announcement regarding the achievement of any Development and Regulatory Milestone Event or Commercialization Milestone Event under Article 5, provided that Atreca shall provide Zymeworks with no less than [***] (if reasonably possible subject to Applicable Law) in which to review and comment on such announcement, and shall take Zymeworks’ comments into consideration in good faith. Each Party may make public statement or disclosure, so long as any such public statement or disclosure is not inconsistent with prior public statements or disclosures approved by the other Party pursuant to this Section 9.2 and which do not reveal other non-public information about the other Party not already disclosed in such prior public statements.

9.2.2Each Party may disclose this Agreement and its terms, in securities filings with the US Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by Applicable Laws after complying with the procedure set forth in this Section 9.2.2. In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for the redacted portions of this Agreement, and the other Party agrees to promptly (and in any event, within [***] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by Applicable Laws. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within [***] period, and shall use reasonable efforts to obtain confidential treatment of this Agreement from the SEC (or equivalent foreign agency) as represented by the redacted version revised by the other Party.

9.2.3Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with governmental authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws; provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider any comments thereto provided by the other Party within [***] after the receipt of such proposed disclosure or such shorter period required to comply with Applicable Laws.

ARTICLE 10

TERM AND TERMINATION

10.1Term; Expiration.

10.1.1The term of this Agreement (the “Term”) will commence on the Effective Date and (subject to earlier termination in accordance with Sections 10.2, 10.3, 10.4 or 10.5) will expire, on a Licensed Product-by-Licensed Product basis, on the expiration of the Royalty Term for such Licensed Product. Notwithstanding the foregoing, in the event Atreca does not nominate a Sequence to be the Lead Sequence for any Collaboration Program during the Research Program Term, the Term shall expire on the expiration of the Research Program Term. In the event of expiration of this Agreement pursuant to the foregoing sentence, Atreca shall, and shall ensure that its Related Parties, (a) cease all research and development of the Research Products and Conjugates or any other antibodies conjugated with, otherwise containing or made using the Zymeworks Platform; and (b) promptly return to Zymeworks or destroy, at Atreca’s election, all material provided by Zymeworks to Atreca hereunder and Linker-Cytotoxins (alone or conjugated to an antibody).

10.1.2Upon expiration (and not earlier termination in accordance with Sections 10.2, 10.3, 10.4, or 10.5) of the Royalty Term with respect to a Licensed Product in a particular country, the Commercial License granted to Atreca under Section 2.1.2 shall become non-exclusive, fully paid-up, perpetual and irrevocable, solely with respect to such Licensed Product in such country.

10.2Termination for Convenience. Atreca shall have the right to terminate this Agreement, in its entirety or on a Collaboration Program-by-Collaboration Program basis, at any time in its sole discretion upon [***] prior written notice to Zymeworks. If Atreca terminates this Agreement with respect to a Collaboration Program, the Commercial License shall terminate with respect to such Collaboration Program and all Licensed Products arising from such Collaboration Program.

10.3Termination for Patent Challenge. If Atreca or its Related Party files or initiates an action challenging (directly or indirectly (e.g., through a Third Party)) in a court or by administrative proceeding seeking the invalidity or unenforceability or seeking to limit the scope of any Zymeworks Patent Rights, other than any such challenge in defense of any claim raised by Zymeworks (or any of its Affiliates or Third Party (sub)licensees) against Atreca (or any of its Affiliates or Sublicensees) that Atreca (or any of its Affiliates or Sublicensees) infringe the Zymeworks Patent Rights, then Zymeworks, at its discretion, may terminate this Agreement and the licenses granted to Atreca under Sections 2.1.1 and 2.1.2 upon [***] notice unless such challenge is withdrawn, abandoned, or terminated (as appropriate) within such [***] period, provided that Zymeworks may not terminate this Agreement as the result of a patent challenge brought by Atreca’s Sublicensee if Atreca or its Affiliate terminates such Sublicensee’s sublicense to the challenged Zymeworks Patent Right within [***] of Zymeworks providing notice to Atreca regarding such patent challenge.

10.4Termination for Cause. If either Atreca or Zymeworks is in material breach of this Agreement, the non-breaching Party may give notice to the breaching Party specifying the claimed particulars of such breach, and in such event, if the breach is not cured within [***] after receipt of such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately in its entirety or with respect to a Collaboration Program (if the material breach is specific to such Collaboration Program) by giving notice to the breaching Party to such effect; provided that if the nature of the asserted breach (other than a breach for non-payment or a breach by Atreca or its Related Parties that results in Atreca or its Related Parties exceeding the scope of the Research License or Commercial License) is such that more than [***] are reasonably required to cure, then the cure period shall be reasonably extended (for a period not to exceed an additional [***] or such longer period as the Parties may mutually agree) so long as the Party seeking to cure the asserted breach is diligently pursuing such cure to completion. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party, or whether the material breach has been cured, and such alleged breaching Party provides the other Party written notice of such dispute within the applicable period set forth in this Section 10.4, then the other Party shall not have the right to terminate this Agreement in its entirety or with respect to a Collaboration Program, as applicable, under this Section 10.4 unless and until such dispute is resolved in accordance with Section 14.4. During the pendency of such dispute, all the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, if the asserted material breach is cured, shown to be non-existent or immaterial within the applicable cure period or determined under Section 14.4 to have been non-existent, immaterial or cured, the first notice of breach hereunder shall be deemed automatically withdrawn and of no effect.

10.5Termination for Insolvency. Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

ARTICLE 11

EFFECTS OF TERMINATION

11.1Expiration or Termination of Agreement.

11.1.1If this Agreement terminates or expires in its entirety or with respect to a Collaboration Program for any reason, then no later than [***] after the effective date of such termination, Atreca shall pay to Zymeworks all amounts then due and owing to Zymeworks under the terminated portion of the Agreement as of the termination date.

11.1.2If this Agreement terminates or expires in its entirety, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof; provided that each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes;

and provided further that each Party may retain any Confidential Information reasonably necessary to exercise any surviving rights in accordance with this Agreement.

11.1.3Any sublicense granted by Atreca or its Affiliates under a Commercial License shall survive the termination of this Agreement in its entirety or with respect to a Collaboration Program (if a Sublicensee only has rights with respect to such Collaboration Program), if requested by such Sublicensee in writing within [***] of the effective date of such termination, provided that, (a) such Sublicensee agrees in writing to assume the applicable obligations of such Party hereunder with respect to activities of such Sublicensee, and (b) in the case of termination of this Agreement for patent challenge pursuant to Section 10.3 or for Atreca’s uncured material breach pursuant to Section 10.4, such Sublicensee did not bring such patent challenge or cause such uncured material breach. For each such surviving sublicense, the applicable Sublicensee shall enter into an agreement acknowledging and setting forth in detail the foregoing and Zymeworks shall grant to such Sublicensee a direct license under the Zymeworks Intellectual Property equal in scope as that granted by Atreca to such Sublicensee. Notwithstanding the foregoing, any sublicenses granted under the Commercial License shall not survive termination of this Agreement by Atreca pursuant to Section 10.2.

11.1.4If this Agreement terminates in its entirety, the Research License shall terminate, and Atreca shall, and shall ensure its Related Parties, (i) cease all research, development and commercialization of the Research Products and antibodies conjugated with, otherwise containing or made using the Zymeworks Platform; and (ii) promptly return to Zymeworks or destroy, at Atreca’s election, all materials provided by Zymeworks and Linker-Cytotoxins (alone or conjugated to an antibody).

11.1.5If this Agreement terminates in its entirety or with respect to a Collaboration Program pursuant to Section 10.2, 10.3, 10.4 or 10.5, and subject to Sections 11.2, 11.3 and 11.4, the Licensed Products that are the subject of a Commercial License that is terminated may be referred to herein as “Terminated Product(s)”.

11.1.6If this Agreement terminates in its entirety or with respect to a Collaboration Program pursuant to Section 10.2, 10.3, 10.4 or 10.5, any Commercial License that is in effect under Article 2, and all obligations of Atreca with respect thereto, shall immediately terminate with respect to the Terminated Product(s) (or in their entirety, if such termination is with respect to this Agreement in its entirety), except to the extent necessary for Atreca to fulfill its obligations pursuant to this Section 11.1.6. For clarity, any licenses that do not terminate under this Section 11.1.6 shall remain subject to the terms of this Agreement. With respect to any Terminated Product, Atreca shall be responsible, [***], for the wind-down of its and its Affiliates’ and, its Sublicensees’ development, manufacture and commercialization activities for the Terminated Product(s) as set forth herein; provided that Atreca, its Affiliates and Sublicensees shall have an additional [***] after the effective date of any termination of the applicable Terminated Product(s) to sell any remaining inventory of such Terminated Product(s) in its or their possession and such sales shall be subject to the applicable payment obligations under Section 5.1 (together with Atreca’s record-keeping and reporting obligations and Zymeworks’ audit rights in Article 6). If, at the time of such termination, Atreca or its Affiliates are conducting any Clinical Trials with a Terminated Product, then Atreca shall use commercially reasonable efforts, [***], to promptly wind-down the conduct of any such Clinical Trial; provided that, Atreca may continue to dose subjects enrolled in any then ongoing Clinical Trial through completion of the applicable protocol for such Clinical Trial to the extent such dosing is required by the Regulatory Authority(ies) or Applicable Laws.

11.2Survival. Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination. Without limiting the foregoing and except as expressly set forth otherwise in this Agreement, Articles 1, 8 (for the period set forth therein), 11, 13, and 14 and Sections 4.2.1, 6.1-6.3 (for payments accrued but not yet paid prior to the effective date of termination), 6.4 (for the period set forth therein), and 7.1 shall survive the expiration or termination of this Agreement. Except as otherwise expressly provided herein (including in this Article 11), all other rights and obligations of the Parties under this Agreement shall terminate upon termination or expiration of this Agreement.

11.3Damages; Relief. Termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

11.4Bankruptcy Code. If this Agreement is rejected by Zymeworks as a debtor under Section 365 of the United States Bankruptcy Code or similar provision in the bankruptcy laws of another jurisdiction (the “Code”), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by Zymeworks to Atreca are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of the jurisdiction). The Parties agree that Atreca shall retain and may fully exercise all of its rights and elections under the Code. The foregoing provisions of this Section 11.4 are without prejudice to any rights a Party may have arising under the Code.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that:

12.1.1it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

12.1.2it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

12.1.3this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity); and

12.1.4the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a breach of any agreement to which it is a party; or (c) violate any Applicable Laws.

12.2Representations and Warranties by Zymeworks. Zymeworks represents and warrants to Atreca as of the Effective Date that:

12.2.1Zymeworks has the right to grant to Atreca the licenses and rights under Section 2.1 that it purports to grant hereunder;

12.2.2Zymeworks has not granted, and will not grant during the Term, rights to any Third Party under the Zymeworks Intellectual Property that conflict with the rights granted to Atreca hereunder;

12.2.3Zymeworks has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Zymeworks Patent Rights or Zymeworks’ rights therein;

12.2.4[***]

12.2.5to its knowledge, the Zymeworks Patent Rights are not subject to any pending re-examination, opposition, interference or litigation proceedings; and

12.2.6neither it nor any of its Affiliates is or has been: (a) debarred by the FDA under 21 U.S.C. § 335a, or to its knowledge, threatened with debarment by a pending proceeding, action, or investigation; (b) excluded from participation in any federal health care program, including Medicare and Medicaid, the U.S. Department of Defense Military Health System, and the U.S. Department of Veterans Affairs, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented by 42 C.F.R. Part 1001 et seq., or the subject of an exclusion proceeding; or (c) otherwise disqualified under 21 C.F.R. Part 58, subpart K or 21 C.F.R. § 312.7 or any other similar federal or state law.

12.3Representations and Warranties by Atreca. Atreca represents and warrants to Zymeworks as of the Effective Date that neither it nor any of its Affiliates is or has been: (a) debarred by the FDA under 21 U.S.C. § 335a, or to its knowledge, threatened with debarment by a pending proceeding, action, or investigation; (b) excluded from participation in any federal health care program, including Medicare and Medicaid, the U.S. Department of Defense Military Health System, and the U.S. Department of Veterans Affairs, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented by 42 C.F.R. Part 1001 et seq., or the subject of an exclusion proceeding; or (c) otherwise disqualified under 21 C.F.R. Part 58, subpart K or 21 C.F.R. § 312.7 or any other similar federal or state law

12.4Limitation. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE RESEARCH, DEVELOPMENT, OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY RESEARCH PRODUCT, LICENSED PRODUCT OR ZYMEWORKS PRODUCT WILL BE SUCCESSFUL.

12.5No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.6Compliance with Anti-Corruption Laws.

12.6.1Notwithstanding anything to the contrary in this Agreement, each Party agrees that: it shall not, in the performance of this Agreement, undertake any act that is prohibited by the United States Foreign Corrupt Practices Act, the Canada Corruption of Foreign Public Officials Act, or any other applicable anti-corruption law (collectively, the “Anti-Corruption Laws”).

12.6.2Each Party represents and warrants that neither it nor any of its Affiliates, or its or their directors, officers, employees, or, to the Party’s knowledge, the distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its Affiliates in the performance of this Agreement has taken any action in violation of the Anti-Corruption Laws.

12.6.3Each Party further represents and warrants that, as of the Effective Date, none of the officers, directors or employees of such Party or of any of its Affiliates or, to its knowledge, the distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its Affiliates, is (i) an officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) an officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (iii) an officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; or (iv) a person acting in an official capacity for any government or government entity, enterprise or organization identified above.

ARTICLE 13

INDEMNIFICATION AND LIABILITY

13.1Indemnification by Zymeworks. Zymeworks shall indemnify, defend and hold Atreca and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, an “Atreca Indemnified Party”), harmless from and against losses, damages and liability, including reasonable legal expense and attorneys’ fees, (collectively, “Losses”) to which any Atreca Indemnified Party may become subject as a result of any Third Party demands, claims or actions (“Third Party Claims”) against any Atreca Indemnified Party arising or resulting from: (a) the negligence or willful misconduct of Zymeworks or its Affiliates or Third Parties (including licensees, other than Atreca, and contractors) acting under their authority pursuant to this Agreement; or (b) the material breach of this Agreement by Zymeworks; provided that Zymeworks is only obliged to so indemnify and hold the Atreca Indemnified Parties harmless to the extent that such Third Party Claims do not arise from the material breach of this Agreement by or the negligence or willful misconduct of Atreca or its Related Parties.

13.2Indemnification by Atreca. Atreca shall indemnify, defend and hold Zymeworks and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “Zymeworks Indemnified Party”), harmless from and against Losses incurred by any Zymeworks Indemnified Party as a result of any Third Party Claims against any Zymeworks Indemnified Party (including product liability claims) arising or resulting from: (a) the research, development or commercialization of Research Products or Licensed Products by Atreca or its Affiliates or Third Parties acting under their authority under this Agreement; (b) the negligence or willful misconduct of Atreca or its Affiliates or Third Parties (including collaborators and other sublicensees and contractors) acting under their authority pursuant to this Agreement; or (c) the material breach of this Agreement by Atreca; provided that Atreca is only obliged to so indemnify and hold the Zymeworks Indemnified Parties harmless to the extent that such Third Party Claims do not arise from the material breach of this Agreement or the negligence or willful misconduct of Zymeworks or its Related Parties.

13.3Indemnification Procedure.

13.3.1Any Atreca Indemnified Party or Zymeworks Indemnified Party seeking indemnification hereunder (“Indemnified Party”) shall notify the Party against whom indemnification is sought (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Third Party Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

13.3.2Subject to the provisions of Section 13.3.3 below, the Indemnifying Party shall have the right, upon providing notice to the Indemnified Party of its intent to do so within [***] after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense and handling of such Third Party Claim, at the Indemnifying Party’s sole expense.

13.3.3The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense.

13.4Special, Indirect and Other Losses. NEITHER PARTY, NOR ANY OF ITS AFFILIATES, SHALL BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT FOR (A) LIABILITY FOR BREACH BY SUCH PARTY OF ARTICLE 8, (B) [***]; OR (C) [***]. NOTHING IN THIS SECTION 13.4 SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 13.

13.5Insurance. Each Party, at its own expense, shall maintain liability insurance (or self-insure) in an amount consistent with industry standards during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

ARTICLE 14

GENERAL PROVISIONS

14.1Assignment. Except as provided in this Section 14.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided that (and notwithstanding anything elsewhere in this Agreement to the contrary) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, provided further that, either Party, without the written consent of the other Party, may assign this Agreement and its rights and obligations hereunder (or under a transaction under which this Agreement is assumed) in connection with the transfer or sale of all or substantially all of its assets or business related to the subject matter of this Agreement, or in the event of its merger or consolidation or similar transaction. Any attempted assignment not in accordance with this Section 14.1 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

14.2Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Laws, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall continue in full force and effect, and the Parties shall use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

14.3Governing Law; English Language. This Agreement shall be governed by and construed in accordance with, and all disputes arising under or in connection with this Agreement shall be resolved in accordance with, the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

14.4Dispute Resolution.

14.4.1In the event of any dispute, claim or controversy arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or the interpretation, effect, termination, validity, performance, enforcement or breach thereof (each, a “Dispute”), between the Parties and the Parties cannot resolve such Dispute through good faith discussions within [***] of a written request by either Party to the other Party (“Notice of Dispute”), either Party may refer the Dispute to senior representatives of each Party for resolution. Each Party, within [***] after a Party has received the Notice of Dispute, shall notify the other Party in writing of the senior representative to whom such Dispute is referred. If, after [***] after the Notice of Dispute, such representatives have not succeeded in amicably resolving the Dispute, and a Party wishes to pursue the matter, each such Dispute, that is not an “Excluded Claim” (defined below) shall be finally resolved by binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (the “Rules”). Any disputes concerning the propriety of the commencement of arbitration or the scope or applicability of this agreement to arbitrate shall be determined by arbitration. Judgment on the award may be entered in any court having jurisdiction.

14.4.2The arbitration shall be conducted by a single arbitrator experienced in the business of pharmaceuticals (including biologicals). The arbitrator shall be deemed to meet these qualifications unless a Party objects within [***] after the arbitrator is selected. Within [***] after the commencement of arbitration, the Parties shall select the arbitrator. If the Parties are unable or fail to agree upon the arbitrator within such [***] period, the arbitrator shall be appointed by JAMS in accordance with the Rules. If the issues in dispute involve scientific, technical or commercial matters, the arbitrator chosen hereunder may, after consulting with the Parties, appoint one or more experts, define their terms of reference and receive their reports. At the request of a Party, the Parties shall be given the opportunity to question at a hearing any such expert. The seat, or legal place, of arbitration shall be New York City, New York and all proceedings and communications shall be in English. The Parties shall make reasonable efforts to conclude the arbitration as promptly as possible. The Parties shall require the arbitrator to render a written decision no later than [***] following the selection of the arbitrator, including a basis for any damages awarded and a statement of how the damages were calculated; provided, that such time period may be extended by agreement of the Parties or upon petition to the arbitrator by either Party to avoid manifest injustice. If the final award is rendered after this time period expires, the Parties agree this shall not be a basis to seek to vacate, set aside, or resist enforcement of the award.

14.4.3Nothing herein shall preclude the Parties from seeking interim relief necessary to protect their rights or property, or provisional remedies in aid of arbitration, from a court of appropriate jurisdiction prior to selection of the arbitrator. After the arbitrator has been selected, either Party may apply to a court of competent jurisdiction for interim or provisional relief with the arbitrator’s authorization. The award shall be final and binding on the Parties and the Parties undertake to carry out any award without delay. Judgment upon the award may be entered in any court of competent jurisdiction. The arbitrator shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration, unless the arbitrator determines otherwise.

14.4.4Except to the extent necessary to prepare for or conduct the arbitration, to challenge or enforce an award, to apply to a court for interim relief or provisional measures or as may be required by law, neither a Party nor the arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

14.4.5As used in this Section 14.4, the term “Excluded Claim” means any dispute, controversy or claim that concerns (a) the validity, enforceability or infringement of any patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Any Excluded Claim may be submitted by either Party to any court of competent jurisdiction over such Excluded Claim.

14.5Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, act of God, epidemic or pandemic (including any quarantine, lock-down or similar movement restriction orders imposed by any government or regulatory authority in association therewith) or of the government of any country or of any local government, or by any other cause unavoidable or beyond the reasonable control of a Party hereto and in each case solely to the extent not reasonably foreseeable by such Party (each, a “Force Majeure Event”). In such event, the Party affected will use reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto. If any Force Majeure Event impairs or delays the conduct of the Research Program during the Research Program Term, then upon written request by Atreca and written consent by Zymeworks, not to be unreasonably withheld, conditioned, or delayed, the Research Program Term shall be extended for a period of time equal to the period during which the Research Program was impaired or delayed by such Force Majeure Event (but in no event shall such extension exceed [***], without additional payment to Zymeworks. If a Force Majeure Event precludes performance by a Party of any of its material obligations under this Agreement for a period of more than [***], the Parties shall consult with respect to an equitable solution, including the possibility, if mutually agreed, of termination of this Agreement.

14.6Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

14.7Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Zymeworks and Atreca, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

14.8Notices. All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file), and sent to the other Party as an attachment to an e-mail message, where, when such message is received, a read receipt e-mail is received by the sender (and such read receipt e-mail is preserved by the Party sending the notice), provided further that a copy is promptly sent by an internationally recognized overnight delivery service (receipt requested)(although the sending of the e-mail message shall be when the notice is deemed to have been given), or (b) the earlier of when received by the addressee or five (5) days after it was sent, if sent by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to Zymeworks:	Zymeworks Inc. 540-1385 West 8th Avenue Vancouver, BC Canada V6H 3V9 E-mail address: [***] With a copy to: [***]
with a copy to:	Wilson Sonsini Goodrich & Rosati 28 State Street, 37th Floor Boston, MA 02109 Attention: [***] E-mail address: [***]
If to Atreca:	Atreca, Inc. 835 Industrial Road, Suite 400 San Carlos, California 94070 [***]
with a copy to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attention: Kate Hillier E-mail address: khillier@cooley.com

14.9Further Assurances. Atreca and Zymeworks hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

14.10Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.11Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.

14.12No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

14.13Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter, including that certain Mutual Confidentiality and Non-Disclosure Agreement by and between the Parties dated as of [***] (the “CDA”) and the MTA, provided that, for clarity, (a) all Inventions arising under the MTA shall be deemed to have arisen under this Agreement, and shall be deemed to have been subject to the provisions of Section 7.1 as of the date of their conception or reduction to practice and (b) all information shared by the Parties pursuant to the CDA and the MTA shall be deemed Confidential Information under this Agreement, the use and disclosure of which will be governed by Article 8.

14.14Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that execution of this Agreement by industry standard electronic signature software or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures, and such electronic signatures shall bind the Parties as if they were original signatures.

14.15Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

14.16Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

14.17Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

14.18Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By:
Name: Kenneth Galbraith
Title: Chief Executive Officer

ATRECA, INC.

By:
Name: John A. Orwin
Title: Chief Executive Officer

[Signature Page to Option and License Agreement]

EXHIBIT 1.72

ZYMEWORKS PATENT RIGHTS

[***]

EXHIBIT 4.3.2

ZYMEWORKS SUPPORT RATES

Zymeworks shall provide Atreca with support in accordance with Section 4.3.2 at the following rates [***]:

Zymeworks’ Materials and FTE Assistance	Cost
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	[***]

Invoices will be sent to the following address:

or by e-mail to:

and paid by Atreca to Zymeworks in accordance with Section 4.3.2 by wire transfer.